PROSPECTUS PURSUANT TO RULE 424(b)(3) OF THE SECURITIES ACT OF 1933
                              DATED AUGUST 19, 2004


      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                            URANIUM POWER CORPORATION

      An aggregate of 9,937,777 shares (the "Shares") of $.001 par value Common Stock (the "Common Stock") of Uranium Power Corporation ("us", "we," "Uranium Power" or the "Company") may be offered by certain shareholders (the "Selling Shareholders") from time to time in the public market. The shares of Common Stock offered hereby include the resale of: (i) 7,111,110 shares of Common Stock issuable upon conversion of $1,000,000 in principal amount of 6% Convertible Debentures plus accrued interest through to the date of June 1, 2004; (ii) 2,666,667 shares of Common Stock issuable upon exercise of outstanding warrants, exercisable at $0.35 per share; and (iii) 160,000 shares of Common Stock outstanding.

      The Debentures are convertible into Shares of Common Stock at the conversion price for each Share of Common Stock equal to the lower of (i) $0.45 per share, or (ii)70% of the five day average closing bid price of the Common Stock for the five trading days immediately preceding the conversion date of the Debentures; provided, however, that until the maturity date of the Debentures or the occurrence of an event of default, the conversion price cannot be less than $0.15 per share.

      All proceeds received from the sale of the Shares offered by the Selling Shareholders will accrue to the benefit of the Selling Shareholders and not to the Company, except for the exercise price of warrants to the extent the holder does not elect to exercise via its cashless exercise feature. Of the Shares which may be offered by the Selling Shareholders, 160,000 Shares are outstanding on the date of this Prospectus, and the remaining 9,777,777 Shares are not outstanding but may be issued by the Company after the date of this Prospectus upon exercise of outstanding warrants (the "Warrants") or conversion of outstanding debentures (the "Debentures") held by Selling Shareholders. These Shares may be resold in the public market by the Selling Shareholders. The Company may receive the exercise price paid upon exercise of Warrants for issuance of those shares; however, any difference between that price and the price at which the shares are sold in the market by the Selling Shareholders will accrue to the benefit of the Selling Shareholders. Sales of any of these previously restricted Shares into the public market could impact the market adversely so long as this Offering continues. See "Risk Factors."

      The Common Stock is traded on the Over-The-Counter Bulletin Board under the symbol "URMP.OB." The Company's shares are also listed to trade on the trading floor of the Frankfurt Stock Exchange and on Xetra, the Deutsche Borse AG electronic trading system under the symbol URP. On July 30, 2004, the closing bid price of the Common Stock as reported on the Over-The-Counter Bulletin Board was $0.35 per share.

      The Shares will be offered by the Selling Shareholders through dealers or brokers on the OTC Bulletin Board. The Shares may also be sold in privately negotiated transactions. Sales through dealers or brokers are expected to be made with customary commissions being paid by the Selling Shareholders. Payments to persons assisting the Selling Shareholders with respect to privately negotiated transactions will be negotiated on a transaction-by-transaction basis. The Selling Shareholders have advised the Company that prior to the date of this Prospectus they have made no agreements or arrangements with any underwriters, brokers or dealers regarding the sale of the Shares. See "Plan of Distribution." Any commissions and/or discounts on the sale of Shares offered by the Selling Shareholders will be paid by the Selling Shareholders, and all other expenses related to the filing of the registration statement to which this offering relates are being paid by the Company. Other expenses to be paid by the Company may include the SEC filing fees and costs, printing costs, legal fees and accounting fees.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION TO INVESTORS. POTENTIAL PURCHASERS SHOULD NOT INVEST IN THESE SECURITIES UNLESS THEY CAN AFFORD THE RISK OF LOSING THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" ON PAGE 3 OF THIS PROSPECTUS.

                     PROSPECTUS DATED AUGUST 19, 2004

                                TABLE OF CONTENTS

                                                                                              Page
                                                                                              ----
Forward-Looking Statements......................................................................1

Prospectus Summary..............................................................................1

Risk Factors....................................................................................3

Use Of Proceeds.................................................................................8

Selling Shareholders............................................................................8

Plan of Distribution...........................................................................10

Legal Proceedings..............................................................................12

Directors, Executive Officers and Control Persons..............................................12

Security Ownership of Certain Beneficial Owners and Management.................................15

Description of Securities......................................................................16

SEC Position on Indemnification................................................................19

Description of Business........................................................................19

Management's Discussion and Analysis of Financial Condition and Results of Operations..........24

Description of Property........................................................................28

Certain Relationships and Related Transactions.................................................32

Market for the Registrant's Common Stock and Related Stockholder Matters.......................35

Executive Compensation.........................................................................36

Legal Matters..................................................................................38

Experts........................................................................................38

Changes in and Disagreements with Accountants on Accounting and Financial
Disclosure.................................................................................... 38

Index to Consolidated Financial Statements....................................................(i)

Financial Statements for Uranium Power........................................................F-1

Financial Statements for Western Petrochemical Corp. .........................................W-1

                           FORWARD LOOKING STATEMENTS

      This Prospectus, including information incorporated by reference, includes certain statements that may be deemed to be "forward-looking statements". All statements, other than statements of historical facts, included in this Prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward looking statements. Examples of forward-looking statements may include discussion of such matters as:

      o The amount and nature of future capital, development and exploration expenditures;

      o     Business strategies and development of our business plan; and

      o Other similar matters such as those discussed in our Plan of Operation.

      These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, including such factors as the results of tests performed utilizing technology in which we have an interest, results of tests regarding oil shale in Pasquia Hills, volatility and level of oil and natural gas prices, changes in the cost we incur to refine petrochemical feedstocks, uncertainties in cash flow, unexpected acquisition benefits, production rates and reserve replacement, reserve estimates, drilling and operating risks, competition, litigation, environmental matters, the potential impact of government regulations, and other matters discussed under the caption "Risk Factors," many of which are beyond our control. Readers are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements.

                               PROSPECTUS SUMMARY

      The  following  summary  is  qualified  in its  entirety  by the  detailed
information   appearing   elsewhere  in  this   Prospectus   and  the  documents
incorporated by reference herein.

The Company

      We have historically been in the business of exploration for uranium and petroleum in Canada and in previous years our investment in resource properties comprised significantly all of our assets. These assets were written off for the year ended April 30, 2003, as we have no further plans to work on those particular assets, and our previous business plan was abandoned. In January 2004, we reached an agreement with Western Petrochemicals Corporation ("WPC") and its major shareholders to acquire all of the issued and outstanding shares of WPC for the equivalent of up to 900,000 preferred shares and 2,000,000 common shares of the Company with certain registration rights. The preferred shares are to be non-dividend bearing, carry ten votes each and convertible into common shares as to ten common shares for each preferred share at such time as the Company increases its authorized capital. As the Company and WPC are currently finalizing the structure and documentation these shares have not been issued. The primary property owned by WPC includes oil shale permits in Pasquia Hills, Saskatchewan. As a result of the WPC acquisition our business plan now involves the exploration for and mining of oil shale in Pasquia Hills, Saskatchewan and the refining of certain petrochemical feedstocks derived from oil shale. We also are continuing to evaluate certain technology involving the separation of hydrocarbons from sand and oil shale.

      Our principal office is located at 206-475 Howe Street, Vancouver, B.C. Canada V6C-2B, telephone number (604) 685-8355. Our website is www.apioil.net.

The Offering

      Pursuant to this Prospectus, the Selling Shareholders may from time to time offer all or any portion of an aggregate of 9,937,777 Shares of Common Stock on the OTC Bulletin Board through underwriters, dealers or brokers or in independently negotiated transactions. See "Selling Shareholders" and "Plan of Distribution." As of the date of this Prospectus, all 9,937,777 Shares are registered for public sale.

      As of July 30, 2004, there were 21,434,738 shares of Common Stock outstanding. Our Common Stock is traded on the OTC-Bulletin Board under the symbol "URMP.OB." The Company's shares are also listed to trade on the trading floor of the Frankfurt Stock Exchange and on Xetra, the Deutsche Borse AG electronic trading system under the symbol URP.

Risk Factors

      The securities offered are speculative and involve a high degree of risk. Factors which may affect our business and the securities offered hereby include:

      o     highly speculative nature of our business;

      o     uncertain financial condition;

      o     lack of profitability;

      o     need for additional capital;

      o     dependence on management;

      o     substantial debt; and

      o the likely adverse effect of this Offering on the market price of our Common Stock.

All of the Shares may be resold in the public market by the Selling Shareholders. Sales of any of these previously restricted Shares into the public market could impact the market adversely so long as this Offering continues. See "Risk Factors" beginning on page 4.

Use of Proceeds

      We will not receive any proceeds from sales of Shares by the Selling Shareholders, except for the exercise price of warrants to the extent the holder does not elect to exercise his warrants via the cashless exercise feature. All proceeds received from the sale of the Shares offered by the Selling Shareholders will accrue to the benefit of the Selling Shareholders and not to us. In the event we receive proceeds from a non-cashless exercise of warrants by a holder, we will use such proceeds for general working capital.

                                  RISK FACTORS

      The securities offered in this prospectus are highly speculative and involve a high degree of risk, including among other items the risk factors described below. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in the shares.

               RISK FACTORS RELATED TO THE BUSINESS OF THE COMPANY

DUE TO OUR HISTORY OF OPERATING LOSSES, WE ARE UNCERTAIN THAT WE WILL BE ABLE TO CONTINUE AS A GOING CONCERN.

      The consolidated financial statements have been prepared assuming that we will continue as a going concern. During the fiscal years ended April 30, 2004 and 2003 we suffered net losses of $1,581,054 and $2,289,124, respectively. At April 30, 2004 there was a stockholders' deficit and a working capital deficit of $2,026,926 and $2,405,505, respectively. At April 30, 2003 there was a stockholders' deficit and a working capital deficit of $1,845,614 and $1,846,130, respectively. The independent auditors' report issued in conjunction with the consolidated financial statements for the year ended April 30, 2004 contains an explanatory paragraph indicating that the foregoing matters raise substantial doubt about our ability to continue as a going concern.

      There is no assurance that we can generate net income, increase revenues or successfully expand our operation in the future.

      See "Plan of Operation" for a description of management's plans in regard to this issue. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should we be unsuccessful in implementing these plans, or otherwise unable to continue as a going concern.

IF WE FAIL TO FORMALLY CLOSE THE WPC ACQUISITION, OUR PRINCIPAL BUSINESS ACTIVITY WOULD BE SIGNIFICANTLY IMPAIRED.

      In January 2004 we entered into an agreement with the shareholders of WPC regarding the acquisition of WPC. We have moved our business plan forward based on this agreement without having formalized the structure and documentation of the transaction. Although we expect to finalize any necessary agreements by the end of September 2004, it is possible that the official closing of the WPC acquisition will not occur. In that case, the WPC shareholders may be able to unwind the transaction despite the progress we have made in exploration of the Pasquia Hills property. Should we be unable to formally close the transaction and/or any disputes arise with the WPC shareholders, we may no longer have a viable business plan.

OUR BUSINESS PLAN IS HIGHLY SPECULATIVE AND ITS SUCCESS DEPENDS, IN PART, ON UNPROVEN TECHNOLOGY.

      Our business plan involves the exploration for oil shale in the Pasquia Hills area of Saskatchewan. The exploration itself is highly speculative. In addition, mining for oil shale has historically been a very expensive process. The costs for drilling, mining and ore extraction must be significantly reduced to make the amounts of oil shale extracted worth the expenditures. Once extracted, we are relying on our ability to cost effectively obtain certain by-products through the retorting process. Our cost-effective retorting process involves the use of unproven technologies. If the technologies on which we rely cannot produce the by-products cost effectively, this would adversely affect our plan of operations.

THE BUSINESS OF MINING IS SUBJECT TO MANY RISKS.

      The business of mining is subject to a number of risks and hazards, including but not limited to:

      - unanticipated ground and water conditions and adverse claims to water rights;

      -     geological problems;

      -     metallurgical and other processing problems;

      - the occurrence of unusual weather or operating conditions and other force majeure events;

      -     lower than expected ore grades;

      -     accidents;

      - delays in the receipt of or failure to receive necessary government permits;

      -     delays in transportation;

      -     labor disputes;

      -     unavailability of materials and equipment; and

      - the failure of equipment or processes to operate in accordance with specifications or expectations.

      The risks associated with mining described above could cause personal injury or death, environmental damage, delays in mining, monetary losses and possible legal liability. We are not currently engaged in mining operations (because we are in the exploration phase) and do not presently carry property and liability insurance. We have in the past carried property and liability insurance when actively engaged in mining operations which covered certain of these risks and plan to do so again in the future. However, cost effective insurance contains exclusions and limitations on coverage and may be unavailable in some circumstances.

ENVIRONMENTAL AND REGULATORY COMPLIANCE MAY IMPOSE SUBSTANTIAL COSTS ON US.

      Our operations are or will be subject to stringent federal, provincial and local laws and regulations relating to improving or maintaining environmental quality. Our global operations are also subject to many environmental protection laws. Environmental laws often require parties to pay for remedial action or to pay damages regardless of fault. Environmental laws also often impose liability with respect to divested or terminated operations, even if the operations were terminated or divested many years ago.

      Our mining operations and exploration activities are or will be subject to extensive laws and regulations governing prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, protection and remediation of the environment, protection of endangered and protected species, mine safety, toxic substances and other matters. Mining is also subject to risks and liabilities associated with pollution of the environment and disposal of waste products occurring as a result of mineral exploration and production. Compliance with these laws and regulations will impose substantial costs on us and will subject us to significant potential liabilities.

      Costs associated with environmental liabilities and compliance have increased over time, and we expect these costs to continue to increase in the future. We will be required to book reserves for the costs of environmental obligations on our financial statements for such liabilities as our mining operations proceed.

THE LOSS OF CURRENT MANAGEMENT MAY MAKE IT DIFFICULT FOR US TO OPERATE.

      Our prospects for success currently are greatly dependent upon the efforts and active participation of its management team, including its President and Chief Executive Officer, Thornton Donaldson, Todd Montgomery, a key employee of WPC and Keith McCrae, P. Eng., a consultant and manager of its Pasquia Hills Oil Shale Project. We do not have employment contracts with Mr. Donaldson or Mr. Montgomery and Mr. McCrae is paid based on time spent on the project at a rate of $730 ($1,000 CND) per day. The loss of the services of Mr. Donaldson, Mr. Montgomery or Mr. McCrae could be expected to have an adverse effect on us. The Company does not maintain key person insurance on Messrs. Donaldson, Montgomery and McCrae.

WE HAVE NUMEROUS OUTSTANDING OPTIONS, WARRANTS AND CONVERTIBLE DEBENTURES AND COMMITMENTS TO ISSUE SHARES, WHICH MAY ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

      We have reserved 4,871,666 shares for issuance upon exercise of outstanding options under plans and warrants at prices as low as $0.17 per share. The Company has also reserved for issuance 7,111,111 shares for issuance upon conversion of the principal and interest under the Debentures. The Company has also agreed to issue 2,488,922 shares to certain creditors of API and 3,220,000 shares to acquire the Athabasca property working interests from a Limited Partnership. Any sale into the public market of Shares purchased privately at prices below the current market price could be expected to have a depressive effect on the market price of our Common Stock. See "Description of Securities."

FUTURE SALES OF OUR COMMON STOCK MAY CAUSE OUR STOCK PRICE TO DECLINE

      Our stock price may decline by future sales of our shares or the perception that such sales may occur. If we issue additional shares of common stock in private financings under an exemption from the registration laws, then those shares will constitute "restricted shares" as defined in Rule 144 under the Securities Act. The restricted shares may only be sold if they are registered under the Securities Act, or sold under Rule 144, or another exemption from registration under the Securities Act.

      Some of our outstanding restricted shares of common stock are either eligible for sale pursuant to Rule 144 or have been registered under the Securities Act for resale by the holders. We are unable to estimate the amount, timing, or nature of future sales of outstanding common stock. Sales of substantial amounts of our common stock in the public market may cause the stock's market price to decline. See "Description of Securities."

THE CONVERTIBLE NOTES ISSUED ON JANUARY 6, 2004 AND MARCH 31, 2004 MATURED ON JUNE 1, 2004 AND ARE CURRENTLY DUE AND PAYABLE. TO DATE, THE COMPANY HAS NOT RECEIVED NOTICE OF DEFAULT FROM ANY HOLDER. IN THE EVENT SUCH NOTICE IS RECEIVED, OUR BUSINESS WOULD BE ADVERSELY AFFECTED.

ISSUANCE OF ADDITIONAL SHARES UPON CONVERSION OF DEBENTURES IF MARKET PRICE DECLINES/DILUTION.

      Since the conversion price of the Debentures is currently in excess of the net tangible book value per share of our common stock, such conversion is not, nor would conversion of the remainder of the Debentures, be dilutive to existing shareholders. However, in the event that our stock price falls substantially, resulting in a conversion price of $0.15 per share that is or might be less than our net tangible book value per share, such conversion would have a dilutive effect to existing shareholders. We had a negative net tangible book value of $2,405,505 ($369,354 current assets less $2,774,859 liabilities) or $0.12 (using
20,784,838 outstanding shares on April 30, 2004) per share of our Common Stock on April 30, 2004. Our net tangible book value per share is determined by dividing the tangible net worth of the Company (tangible assets less total liabilities) by the total number of outstanding shares of Common Stock. As the market price of the shares of Common Stock declines, more shares will be issued upon conversion since the conversion price is equal to the lower of: (ii) 70% of the average closing bid price of the Common Stock for the five trading days immediately preceding the conversion date of the Debentures; or (ii) $0.45 per share; provided, however, that until the maturity date or an event of default of the Debentures, the conversion price will not be below $0.15 per share. If all $1,000,000 principal amount and estimated accrued interest of Debentures was converted at the minimum conversion price of $0.15, then the aggregate shares issued upon conversion would total 7,111,111.

WE DO NOT EXPECT TO PAY DIVIDENDS.

      We have not paid dividends since inception on our common stock, and we do not contemplate paying dividends in the foreseeable future on our common stock in order to use all of our earnings, if any, to finance expansion of our business plans.

LACK OF TRADING MARKET MAY MAKE IT DIFFICULT TO SELL OUR COMMON STOCK.

      The only trading in our common stock is conducted on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the common stock. In addition, our common stock is defined as a "penny stock" by rules adopted by the Commission. In such event, brokers and dealers effecting transactions in the common stock with or for the account of a customer must obtain the written consent of a customer prior to purchasing the common stock, must obtain certain information from the customer and must provide certain disclosures to such customer. These requirements may have the effect of reducing the level of trading in the secondary market, if any, of the common stock and reducing the liquidity of the common stock.

OUR STOCK PRICE CAN BE EXTREMELY VOLATILE.

      Our common stock is traded on the OTC Bulletin Board. Pursuant to Article 6 of the Rules for the Regulated Unofficial Market and Article 40 of the Rules and Regulations for the Frankfurt Stock Exchange, the Company's shares are also listed to trade on the trading floor of the Frankfurt Stock Exchange and on Xetra, the Deutsche Borse AG electronic trading system under the symbol URP. There can be no assurance that an active public market will continue for the common stock, or that the market price for the common stock will not decline below its current price. Such price may be influenced by many factors, including, but not limited to, investor perception of us and our industry and general economic and market conditions. The trading price of the common stock could be subject to wide fluctuations in response to announcements of our business developments or our competitors, quarterly variations in operating results, and other events or factors. In addition, stock markets have experienced extreme price volatility in recent years. This volatility has had a substantial effect on the market prices of companies, at times for reasons unrelated to their operating performance. Such broad market fluctuations may adversely affect the price of our common stock.

ISSUANCE OF PREFERRED STOCK MAY ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

      We are authorized to issue 10,000,000 shares of preferred stock, of which the Company may designate 900,000 as Series A Convertible Preferred Shares (the "Series A Shares") in connection with the acquisition of WPC. The Series A Shares may be non-dividend bearing, carry ten votes each and be convertible into common shares as to ten common shares for each preferred share at such time as the Company increases its authorized share capital. The remaining undesignated preferred stock may be issued in series from time to time with such designations, rights, preferences and limitations as our board of directors may determine by resolution. Other than the Series A Shares, the directors have no current intention to issue any additional preferred stock. However, the potential exists that the Series A Shares terms may be changed and that other preferred stock might be issued which would grant dividend preferences and liquidation preferences over the common stock, diminishing the value of the common stock.

      WE HAVE NOT HAD AN ANNUAL MEETING.

      Under Colorado business law, we are required to have an annual meeting. We have not had an annual meeting since inception. The only remedy for shareholders is to demand an annual meeting and no shareholder has thus far demanded a meeting. As soon as practicable after we file our 10-KSB, we plan to call an annual meeting. Among other things, we intend to submit for shareholder approval a slate of directors and an amendment to our articles of incorporation to change our company name to more accurately reflect our business and to increase our authorized capital. If we do not call an annual meeting at that time, the shareholders may have to demand an annual meeting for election of directors.

                                 USE OF PROCEEDS

      We will not receive any proceeds from sales of Shares by the Selling Shareholders, except for the exercise price of warrants to the extent the holder does not elect to exercise via its cashless exercise feature. All proceeds received from the sale of the Shares offered by the Selling Shareholders will accrue to the benefit of the Selling Shareholders and not to us. In the event we receive proceeds from a noncashless exercise of warrants by a holder, we will use such proceeds for general working capital.

                              SELLING SHAREHOLDERS

      The following table sets forth information known to the Company regarding the beneficial ownership of Shares of our Common Stock as adjusted to reflect the sale of the Shares offered hereby by each Selling Shareholder. The information set forth below is based upon information concerning beneficial ownership provided to us by each Selling Shareholder. However, each of the Selling Shareholders is subject to certain limitations on the conversion of their convertible debentures and the exercise of their warrants, if any. The most significant of these limitations is that such Selling Shareholder may not convert its debentures or exercise its warrants, if such conversion or exercise would cause such holder's beneficial ownership of our common stock (excluding shares underlying any of their unconverted debentures or unexercised warrants) to exceed 4.99% of the outstanding shares of common stock. Also, the table below also includes the number of shares which would be issued upon conversion of a convertible debenture in payment of all accrued interest through its maturity date, which is more than 60 days from the date of this prospectus and shares which might be issuable on the occurrence of certain events, which have not yet occurred and may not occur. Therefore, although they are included in the table below, the number of shares of common stock for some listed persons may include shares that are not subject to purchase during the 60-day period referenced in footnote 3.

      Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

                                          NUMBER OF SHARES       NUMBER OF SHARES
                                          OWNED PRIOR TO             OFFERED               NUMBER OF SHARES OWNED
            NAME                          OFFERING(1)(2)          HEREBY(1)(2)             AFTER OFFERING(1)(3)
--------------------------------------------------------------------------------------------------------------------
Platinum Partners(4)                         1,400,000               1,400,000                       0
Value Arbitrage Fund, LP
CIBC Financial Centre
11 Dr. Roy's Drive
Grand Cayman, Cayman Islands

Viscount Investments Ltd(5)                  2,311,110               2,311,110
832                                                                                                  0
The White House
Belvedere Road
London, SE1 8YU

Jonathan Mayer                                 233,333                 233,333                       0
212 Park Avenue
Lakewood, New Jersey 08701

JM Investors(6)                                                      1,633,334
152 East 9th Street                          1,633,334                                               0
Lakewood, New Jersey 08701

Zenny Trading, Ltd(7)                        1,400,000               1,400,000                       0
Suites 7B &8B
50 Towner Range
Gibraltar

Alpha Capital, AG(8)                         1,400,000               1,400,000                       0
Pradafant #7
Fursten Tums
9490
Vaduz, Liechtenstein

Bais Yaakov Moshe(9)                         1,400,000               1,400,000                       0
52 East Olive St.
Long Beach, NY 11561

SmallCap Corporate Partners Inc.(10)           160,000                 160,000                       0
3861 McAlpine Road
RR #2 Cobble Hill
British Columbia, Canada
V0R-1L0

Totals                                       9,937,777               9,937,777                       0
                                             =========               =========

(1) The number of Shares underlying the Warrants or Debentures are those Shares registered for sale upon exercise or conversion of the Warrants or Debentures held by Selling Shareholders. The number of shares of Common Stock indicated to be issuable in connection with conversion of the Debentures and offered for resale hereby is an estimate determined by using the lowest conversion price prior to the maturity date, as described in this Prospectus. The conversion price is subject to adjustment and could be materially less or more than such estimated amount depending upon the market price of the Common Stock at the time the Debentures are converted.

(2) Assumes that the Warrants are exercised and the Debentures are converted and all Shares are sold by the Selling Shareholders.

(3) Except as indicated above, beneficial ownership is calculated in accordance with Rule 13d-3 (d) of the Securities Exchange Act of 1934, as amended. Under Rule 13d-3 (d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person of the class, but not deemed outstanding for the purpose of calculating the percentage owned of the class by any other person.


(4)   Voting  and  investment  power  for  this  entity  is  controlled  by Mark
      Nordlicht.

(5)   Voting and investment power for this entity is controlled by Joseph Frand.

(6)   Voting and investment power for this entity is controlled by Jeff Rubin.

(7)   Voting  and  investment  power  for this  entity is  controlled  by Adrian
      Olivero.

(8)   Voting  and  investment  power  for this  entity is  controlled  by Konrad
      Ackerman.

(9)   Voting and investment power for this entity is controlled by Shlomo Lesin.

(10)  Voting and investment power for this entity is controlled by John Kuehne.

Relationships and Transactions with Certain Selling Shareholders

      Viscount Investments Ltd. acted as placement agent for us in connection with issuance of the Debentures and pursuant to which Viscount received warrants to purchase 444,444 Shares of Common Stock, which Shares are registered hereby. Except as described above, none of the Selling Shareholders has had any position, office or other material relationship with us during the past three years.

                              PLAN OF DISTRIBUTION

Sale of Securities by Selling Shareholders

      The Selling Shareholders have advised us that prior to the date of this Prospectus they have not made any agreements or arrangements with any underwriters, brokers or dealers regarding the resale of the Shares. We have been advised by the Selling Shareholders that the Shares may at any time or from time to time be offered for sale either directly by the Selling Shareholders or by their transferees or other successors in interest. Such sales may be made in the OTC Bulletin Board market or in privately negotiated transactions.

      The Selling Shareholders have exercised their right to require us to register the Shares which the Selling Shareholders purchased from the Company in private transactions. The Selling Shareholders were granted certain registration rights pursuant to which we have agreed to maintain a current registration statement to permit public sale of the Shares. We will pay all of the expenses incident to the offering and sale of the Shares to the public by the Selling Shareholders other than commissions and discounts of underwriters, dealers or agents, if any. Expenses to be paid by us include legal and accounting fees in connection with the preparation of the Registration Statement of which this Prospectus is a part, legal fees in connection with the qualification of the sale of the Shares under the laws of certain states, registration and filing fees, printing expenses, and other expenses. We will not receive any proceeds from the sale of the Shares by the Selling Shareholders, except for the exercise price of warrants to the extent the holder does not elect to exercise via its cashless exercise feature.

      We anticipate that the Selling Shareholders from time to time will offer the Shares through: (i) dealers or agents or in ordinary brokerage transactions;
(ii) direct sales to purchasers or sales effected through an agent; (iii) privately negotiated transactions; or (iv) combinations of any such methods. The Shares would be sold at market prices prevailing at the time of sale or at negotiated prices. Dealers and brokers involved in the offer and sale of the Shares may receive compensation in the form of discounts and commissions. Such compensation, which may be in excess of ordinary brokerage commissions, may be paid by the Selling Shareholders and/or the purchasers of Shares for whom such underwriters, dealers or agents may act. The Selling Shareholders and any dealers or agents which participate in the distribution of the Shares may be deemed to be "underwriters" as defined in the 1933 Act and any profit on the sale of the Shares and any discounts, commissions or concessions received by any dealers or agents might be deemed by the NASD to constitute underwriting compensation.

      If we are notified by the Selling Shareholders that any material arrangement has been entered into with an underwriter for the sale of Shares, a supplemental prospectus will be filed to disclose such of the following information as we believe appropriate:

            (i)   the name of the participating underwriter;

            (ii)  the number of Shares involved;

            (iii) the price at which such Shares are sold;

            (iv) the commissions paid or discounts or concessions allowed to such underwriter; and

            (v)   other facts material to the transaction.

      Sales of Shares on the OTC Bulletin Board may be by means of one or more of the following:

            (i) a block trade in which a broker or dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

            (ii) purchases by a dealer as principal and resale by such dealer for its account pursuant to this Prospectus; and

            (iii) ordinary brokerage  transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate.

      We are unable to predict the effect which sales of the Shares by the Selling Shareholders might have upon the market price of our Common Stock or our ability to raise further capital. See "Risk Factors."

      In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions, if required, only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

      We have advised the Selling Shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales of the Shares offered hereby.

Private Sale of Common Stock by the Company

      We issued shares of "restricted" common stock to some of the Selling Shareholders in private transactions, and we will issue shares of "restricted" common stock to the Selling Shareholders upon their conversion of Debentures or exercise of warrants which they received from us in private transactions. We anticipate that Shares already received and Shares to be issued upon conversion of Debentures or exercise of the warrants will all be sold by the Selling Shareholders as described above.

                                LEGAL PROCEEDINGS

      We are not a party to any legal proceedings. However, our affiliate API Canada is subject to the following legal proceedings:

      o A judgment was issued against API Canada for $18,381 ($25,200 CND) in favor of Newalta Corporation. The judgment was issued July 8, 2003 by the Provincial Court of Alberta, Civil Division.

      o Blackbird Well Services Ltd. claims it is owed approximately $182,348 ($250,000 CND) by API Canada. Blackbird filed a formal action but the action has been adjourned by agreement until September 7, 2004. A Petition For Receiving Order was filed by Blackbird on June 9, 2003 in The Court of Queen's Bench of Alberta, In Bankruptcy, Judicial District of Calgary as Court No. BK01-086312; adjourned by agreement to September 7, 2004; a Consent Receiving Order was endorsed July 15, 2003 subsequently adjourned by agreement and was scheduled for September 7, 2004.

      o Wellco Energy Services, Inc. filed a statement of claim against API Canada for $36,442 ($49,962CND) on April 2, 2003 and a Certificate of Lis Pendens was issued July 17, 2003 in favor of Wellco. All filings were made in the Court of Queens Bench of Alberta, Judicial District of Calgary. API Canada has not filed a statement of defense, and does not intend to do so.

      o Codeco Consulting (2000) Ltd. and Black Max Downhole Tools Ltd. filed a statement of claim against API Canada for $64,501 ($88,431
            CND) on September 19, 2003 and a Certificate of Lis Pendens was issued February 3, 2004 in favor of Codeco Consulting (2000) Ltd. and Black Max Downhole Tools Ltd. All filings were made in the Court of Queens Bench of Alberta, Judicial District of Calgary. API Canada has not filed a statement of defense, and does not intend to do so.

      Anhydride Canada does not have the resources to meet these demands and the Company has determined that it will not commit resources to Anhydride Canada or defend any actions taken by Anhydride Canada's creditors.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

      (a) The following table sets forth as of August 3, 2004 and through the date of the preparation of this report, the names and ages of the current directors and executive officers of the Company, and the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The executive officers of the Company are elected annually by the board of directors. Executive officers serve terms of one year or until their death, resignation or removal by the board of directors. The present term of office of each director will expire at the next annual meeting of shareholders. Each executive officer will hold office until his successor duly is elected and qualified, until his resignation or until he is removed in the manner provided by the Company's bylaws.

NAME OF DIRECTOR  OR OFFICER AND  POSITION IN    OFFICER OR DIRECTOR
THE COMPANY                                             SINCE            AGE          OFFICE(S) HELD AND OTHER BUSINESS EXPERIENCE
---------------------------------------------    -------------------     ---          --------------------------------------------
Thornton J. Donaldson                              1998-2002, 2003        75    President  of   the  Company   from  April,  1998 to
President, Chief Financial Officer and                                          May 16,  2002  and  from  September  15,  2003 until
Director                                                                        present.   President  of   Rich    Coast,  Inc.,  an
                                                                                industrial   waste  treatment   company  located  in
                                                                                Dearborn, Michigan from 1984 to 1993, and a Director
                                                                                of Rich Coast,  Inc. from 1993 to 1999.  Director of
                                                                                Lorex Resources, Ltd., a mineral exploration company
                                                                                located in Vancouver,  British  Columbia  since July
                                                                                1999.   President   and  sole   director  of  United
                                                                                Corporate  Advisers Ltd., a geological and financial
                                                                                consulting  business  founded  by Mr.  Donaldson  in
                                                                                1970.  Self-employed  as a consulting  geologist and
                                                                                financial advisor from 1978 through the present.

William G. Timmins                                       1998             67    Secretary   of   the   Company   since   July  1998.
Secretary and Director                                                          Self-employed  as  President  of  WGT   Consultants,
                                                                                Ltd. from 1983 to present as a geological consultant
                                                                                for numerous mining companies in Canada,  the United
                                                                                States, Central and South America, Australia and New
                                                                                Zealand.  Director  of  Monalta  Resources  Ltd.,  a
                                                                                mineral   exploration   company   located   in  West
                                                                                Vancouver,  British  Columbia  from  April  1998  to
                                                                                present.


Except as indicated in the above table, no director of the Company is a director of an entity that has its securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

(b) and (c) SIGNIFICANT EMPLOYEES AND FAMILY RELATIONSHIPS.

            There are no significant employees who are not also directors or executive officers. There were and are no family relationships among the officers, directors or any person chosen by the Company to become a director or officer. No arrangement exists between any of the above officers and directors pursuant to which any one of those persons was elected to such office or position. None of our directors is also a director of another company which has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, or which is subject to the reporting requirements of Section 15(d) of that act.

(d)         INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

            Based on information submitted by the directors and executive officers, none of the directors or executive officers is involved in, or has been involved in, legal proceedings during the past five years that are material to an evaluation of the ability or integrity of any director or executive officer.

(E)         AUDIT COMMITTEE FINANCIAL EXPERT

            Not yet required

(f)         IDENTIFICATION OF AUDIT COMMITTEE

            We do not have a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Therefore, the members of our board of directors serve as our audit committee. Neither Mr. Donaldson nor Mr. Timmins are independent directors. The NASDAQ definition of independence was used when making that determination.

            (g) Procedures by which security holders may recommend nominees to the board of directors.

            Nominating Committee: The entire Board of Directors fulfills the duties of our Nominating Committee ("Nominating Committee"), which include overseeing the process by which individuals may be nominated to our board of directors. While the Company hopes to establish a separate nominating committee consisting of independent directors if the number of directors is expanded, the current size of the Company's Board of Directors does not facilitate the establishment of a separate committee. Our Nominating Committee's charter was adopted by the board of directors as of on April 30, 2004.

            The functions performed by the Nominating Committee include identifying potential directors and making recommendations as to the size, functions and composition of the Board and its committees. In making nominations, our Nominating Committee is required to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of the shareholders.

            The Nominating Committee considers nominees proposed by our shareholders. To recommend a prospective nominee for the Nominating Committee's consideration, you may submit the candidate's name by delivering notice in writing to Uranium Power Corporation, c/o Burns, Figa and Will, P.C., 6400 S. Fiddlers Green Circle, Suite 1030, Englewood, CO 80111, USA.

            A shareholder nomination submitted to the nomination committee must include at least the following information (and can include such other information the person submitting the recommendation desires to include), and must be submitted to the Company in writing:

      (i). The name, address, telephone number, fax number and e-mail address of the person submitting the recommendation;

      (ii). The number of shares and description of the Company voting securities held by the person submitting the nomination and whether such person is holding the shares through a brokerage account (and if so, the name of the broker-dealer) or directly;

      (iii).The name, address, telephone number, fax number and e-mail address of the person being recommended to the nominating committee to stand for election at the next annual meeting (the "proposed nominee")
            together with information regarding such person's education (including degrees obtained and dates), business experience during the past ten years, professional affiliations during the past ten years, and other relevant information.

      (iv). Information regarding any family relationships of the proposed nominee as required by Item 401(d) of SEC Regulation S-K. (v)

      (v). Information whether the proposed nominee or the person submitting the recommendation has (within the ten years prior to the recommendation) been involved in legal proceedings of the type described in Item

      401(f)of SEC Regulation S-K (and if so, provide the information regarding those legal proceedings required by Item 401(f) of Regulation S-K).

      (vi). Information regarding the share ownership of the proposed nominee required by Item 403 of Regulation S-K.

      (vii).Information   regarding  certain  relationships  and  related  party
            transactions of the proposed nominee as required by Item 404 of Regulation S-K.

      (viii). The signed consent of the proposed nominee in which he or she

            a. consents to being nominated as a director of the Company if selected by the nominating committee,

            b. states his or her willingness to serve as a director if elected for compensation not greater than that described in the most recent proxy statement;

            c. states whether the proposed nominee is "independent" as defined by Nasdaq Marketplace Rule 4200(a)(15); and

            d. d. attests to the accuracy of the information submitted pursuant to paragraphs (i), (ii), (iii), (iv), (v), (vi), and
                  (vii), above.

            Although the information may be submitted by fax, e-mail, mail, or courier, the nominating committee must receive the proposed nominee's signed consent, in original form, within ten days of making the nomination.

            When the information required above has been received, the nominating committee will evaluate the proposed nominee based on the criteria described below, with the principal criteria being the needs of the Company and the qualifications of such proposed nominee to fulfill those needs.

            The process for evaluating a director nominee is the same whether a nominee is recommended by a shareholder or by an existing officer or director. The Nominating Committee will:

            1. Establish criteria for selection of potential directors, taking into consideration the following attributes which are desirable for a member of our Board of Directors: leadership; independence; interpersonal skills; financial acumen; business experiences; industry knowledge; and diversity of viewpoints. The Nominating Committee will periodically assess the criteria to ensure it is consistent with best practices and the goals of the Company.

            2. Identify individuals who satisfy the criteria for selection to the Board and, after consultation with the Chairman of the Board, make recommendations to the Board on new candidates for Board membership.

            3. Receive and evaluate nominations for Board membership which are recommended by existing directors, corporate officers, or shareholders in accordance with policies set by the Nominating Committee and applicable laws.

            The Nominating Committee has held zero formal meetings and not taken any action by unanimous written consent through the Record Date.

            The Company has not engaged the services of or paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees. Within a reasonable time before we began to print and mail this proxy statement and related materials, neither the Company nor the Company's Nominating Committee has received a recommended nominee from any shareholder that beneficially own more than 5% of the Company's common stock or group of shareholders that beneficially own more than 5% of the Company's common stock.

                          SECURITY OWNERSHIP OF CERTAIN

                        BENEFICIAL OWNERS AND MANAGEMENT


a) Security ownership of management

      The following table sets forth as of July 23, 2004, the number of shares of the Company's outstanding $0.001 par value common stock beneficially owned by each of the Company's current directors and the Company's executive officers and the number of shares beneficially owned by all of the Company's current directors and named executive officers as a group:

                                                                                        AMOUNT AND                 PERCENT OF
                NAME AND ADDRESS OF                                                NATURE OF BENEFICIAL              COMMON
                  BENEFICIAL OWNER                         POSITION                     OWNERSHIP                     STOCK
                  ----------------                         --------                     ---------                     -----
  Thornton J. Donaldson                             Director                            802,000(1)                    3.7%
  206 - 475 Howe Street
  Vancouver, B.C. V6C 2B3
  Canada

  William G. Timmins                                Secretary and                       565,000(2)                    2.6%
  410 - 455 Granville Street                        Director
  Vancouver, B.C. V6C 1T1
  Canada

  All current directors and executive  officers as                                     1,367,000(3)                   6.2%
  a group (three persons)


(1) Mr. Donaldson resigned as President from the Company on May 16, 2002 and was reappointed President on September 15, 2003. Includes 22,000 shares owned by Mr. Donaldson's spouse and 175,000 shares owned by United Corporate Advisors, Ltd., of which Mr. Donaldson is the President, a Director and shareholder. Also includes options to purchase 175,000 shares of Common Stock at a price per share of $0.27 until August 21, 2006 and options to purchase 200,000 shares of Common Stock at a price per share of $0.25 until May 15, 2005.

(2) Includes 150,000 shares owned by Mr. Timmins' spouse. Also includes options to purchase 25,000 shares of Common Stock at a price per share of $0.27 until August 21, 2006 and options to purchase 200,000 shares of Common Stock at a price per share of $0.17 until October 15, 2004.

(3) Includes securities reflected in footnotes 1 - 2.

b) Security Ownership of Certain Beneficial Owners

      The following table sets forth as of July 23, 2004, the number of shares of the Company's outstanding $0.001 par value common stock beneficially owned by each person who owned of record, or was known to own beneficially, more than 5% of the Company's outstanding shares of common stock:


         NAME AND ADDRESS OF                  AMOUNT AND NATURE OF              PERCENTAGE OF
          BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP              COMMON STOCK
          ----------------                    --------------------              ------------
   October Sun (1)
   241 Ridge Street, Fourth Floor,
   Reno, Nevada 89501                               3,950,000                      18.4%


(1) Voting and investment power for this entity is controlled by Morris E. Schorn, Suite 1247-235 Keith Road, West Vancouver, V7P-1L5.

c) Changes in Control. There are no current arrangements or agreements pledging securities that could in the future result in a change of control of the Company.


                            DESCRIPTION OF SECURITIES

      The following summary description of our securities is not complete and is qualified in its entirety by reference to our Articles of Incorporation and Bylaws.

      Our authorized capital stock consists of 40,000,000 shares of $.001 par value common stock and 10,000,000 shares of $0.001 par value preferred stock, which we may issue in one or more series as determined by our Board of Directors. As of July 30, 2004 there were 21,434,738 shares of common stock issued and outstanding that are held of record by approximately 96 shareholders.

COMMON STOCK

      Each holder of record of shares of our common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. Cumulative voting in the election of directors is not authorized by the Articles of Incorporation.

      Holders of outstanding shares of our common stock are entitled to those dividends declared by the Board of Directors out of legally available funds, and, in the event of our liquidation, dissolution or winding up of our affairs, holders are entitled to receive ratably our net assets available to the shareholders. Holders of our outstanding common stock have no preemptive, conversion or redemption rights. All of the issued and outstanding shares of our common stock are, and all unissued shares of our common stock, when offered and sold will be, duly authorized, validly issued, fully paid and nonassessable. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing shareholders may be diluted.

PREFERRED STOCK

      Our Board of Directors is authorized to issue from time to time, without shareholder authorization, in one or more designated series, any or all of the authorized but unissued shares of our preferred stock with such dividend, redemption, conversion and exchange provisions as may be provided by the Board of Directors with regard to such particular series. Any series of preferred stock may possess voting, dividend, liquidation and redemption rights superior to those of our common stock. The rights of the holders of our common stock will be subject to and may be adversely affected by the rights of the holders of any of our preferred stock that may be issued in the future. Issuance of a new series of preferred stock, or providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or discourage a third party from acquiring our outstanding shares of common stock and make removal of the Board of Directors more difficult. We have no shares of Preferred Stock currently issued and outstanding, and other than the Series A Shares, as described below, we have no present plans to issue any additional shares of preferred stock.

      The Company may designate 900,000 preferred shares as the Series A Shares in connection with the WPC acquisition. These Series A Shares may be non-dividend bearing, carry ten votes each, be convertible into common shares as to ten common shares for each preferred share at such time as the Company increases its authorized share capital and have standard anti-dilution protection in the event of a stock split or stock dividend.

DIVIDENDS

      We have never declared or paid any dividends or distributions on our common stock. We anticipate that for the foreseeable future all earnings will be retained for use in our business and no cash dividends will be paid to stockholders. Any payment of cash dividends in the future on our common stock will be dependent upon our financial condition, results of operations, current and anticipated cash requirements, plans for expansion, as well as other factors that the Board of Directors deems relevant.

CONVERTIBLE DEBENTURES

      Effective January 6, 2004 and March 31, 2004, we issued an aggregate of $ $1,000,000 principal amount of 6% Convertible Debentures (the "Debentures") which matured June 1, 2004. The principal amount and accrued interest of the Debentures may be converted at any time by the holder into shares of our common stock. The conversion price is the lesser of: (i) 70% of the average closing bid price for the five trading days prior to the conversion date; or (ii) $.45 per share; provided, however, that the conversion price cannot be lower than $0.15 per share until after the maturity date of the Debentures or an event of default has occurred.

      As part of the transaction in which the Debentures were issued we entered into a Registration Rights Agreement ("RRA"), as amended, with the purchasers of the Debentures. The RRA includes penalties for failure to file a registration statement by January 30, 2004 which registers for resale by the holders of the Debentures all of the shares into which the Debentures are convertible. The RRA requires us to pay certain penalties which include 2% of the principal amount of the Debentures for each 30 day period after the computation date that the registration statement is filed late, plus 2% of the principal amount of the Debentures for each 30 day period after the computation date that the registration statement is not declared effective due to our failure to use our reasonable best efforts to have it declared effective.

      This prospectus is a part of the registration statement required by the RRA.

WARRANTS

      In January and March, 2004, we issued to the holders of the Debentures, as part of the Debenture issuance, an aggregate of 2,222,222 warrants to purchase our common stock (the "Warrants"). The Warrants are exercisable for a one year period commencing January 6, 2004, at a strike price of $0.35 per share. The RRA requires us to include the shares underlying these Warrants in the registration statement described above, and of which this prospectus is a part.

      In addition to the Warrants issued above, Viscount Investments, Ltd. was issued warrants to purchase aggregate of 444,444 shares of our common stock for acting as a finder on the sale of the Debentures. The Viscount Warrants were issued with the same terms as the Warrants described above.

ANTI-TAKEOVER PROVISIONS

      The Company's Articles of Incorporation and Bylaws (the "Incorporation Documents") contain provisions that may make it more difficult for a third party to acquire us, or may discourage acquisition bids for us. Our Board of Directors is authorized, without action of our shareholders, to issue authorized but unissued common stock and preferred stock. The existence of undesignated preferred stock and authorized but unissued common stock enables us to discourage or to make it more difficult to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

                         SEC POSITION ON INDEMNIFICATION

      Pursuant to the provisions of the Colorado Business Corporation Act ("the "CBCA"), we have adopted provisions in our Articles of Incorporation which provide that our directors shall not be personally liable to us or our stockholders for damages for breach of fiduciary duty as a director, except for liability for: (i) any breach of the director's duty of loyalty to us or our shareholders; (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) acts specified under Section 7-108-403 of the CBCA; or (iv) any transaction from which the director derived an improper personal benefit.

      Our Articles of Incorporation state that we shall indemnify, to the fullest extent permitted by applicable law, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director, officer, employee or agent of us or, while serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise. We also shall indemnify any person who is serving or has served us as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

      Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

General Development of Business

      We are a Colorado corporation formed on April 3, 1998. On April 30, 2002 we acquired our wholly owned subsidiary, Anhydride Petroleum (USA) Inc. ("Anhydride USA"), and Anhydride USA's wholly owned subsidiary, Anhydride Petroleum (Canada) Inc. ("API Canada" or "Anhydride Canada").

Pasquia Hills Prospect, Oil Shale Exploration

      Our principal business activity has been the exploration for uranium and petroleum in Canada and in prior years the investment in resource properties comprised significantly all of our assets. These assets were written off during the year ended April 30, 2003, as we have no further plans to work on them, and we have abandoned our previous business plan. In January 2004, we reached agreement to acquire Western Petrochemicals Corporation, which resulted in our business plan now involving the exploration for and mining of oil shale in Pasquia Hills, Saskatchewan and the refining of certain petrochemical feedstocks derived from oil shale. We also are continuing to evaluate certain technology involving the separation of hydrocarbons from sand and oil shale.

      In October 2003, we entered into a preliminary agreement with Western Petrochemicals Corp. ("WPC"). The Agreement, which is subject to many contingencies, granted the right to acquire a 60% joint venture interest from WPC in the Pasquia Hills Oil Shale Project, covering approximately 700,000 acres located in the Pasquia Hills area of Saskatchewan. Pursuant to the agreement we made a payment of $26,090 to WPC on October 3, 2003.

      In December 2003, we reached a second preliminary agreement with WPC and its major shareholders to acquire all of the issued and outstanding shares of WPC which was entered into on January 28, 2004 and the Company, WPC and its major shareholders agreed that the Company would acquire all of the issued and outstanding shares of WPC for the equivalent of up to 900,000 Series A Shares and 2,000,000 common shares of the Company with certain registration rights. WPC's primary asset is the Pasquia Hills Oil Shale Project and it has approximately $948,000 ($1,300,000 CND.) in liabilities. The Company, WPC and its major shareholders are currently finalizing the structure and documentation of the transaction and as such these shares have not been issued. On April 23, 2004 the Company acquired from Powermax Energy Inc. ("Powermax") all of its rights and obligations under a March 1, 2003 Farmout and Joint Venture Agreement between WPC and Powermax for 92,000 common shares and $29,923 cash. This Farmout and Joint Venture Agreement pertained to certain of WPC's western lands. Upon closing with WPC and its major shareholders the Company will control all of the Pasquia Hills Oil Shale Project.

Overview of Petrochemical Industry

      The term petrochemical refers to "a chemical that is produced from petroleum or gas products, but which is not used for fuel purposes"(Hanson, 1958). Within this broad category, there are further distinctions between primary petrochemicals and higher order derivatives. Primary petrochemicals are products manufactured directly from some petroleum or natural gas based feedstock. Higher order derivatives are formed through chemically altering primary petrochemicals, producing a new product that in turn can be altered again.

      A chain of chemical processes are involved. For example, derivatives upgraded from primary petrochemicals would be ethylene oxide, ethylene dichloride, and polyethylene. Those derivatives would in turn yield ammonium nitrate, which can then be altered to produce fertilizer or explosives. Additionally, ethylene glycol can be upgraded to antifreeze or a fiber material. The end result of this chain is often a raw material that serves in the manufacture of an array of common retail items like detergents, drugs, cosmetics, and insecticides (Motamen, 1986).

      The process chain begins with feedstock hydrocarbons. Historically, feedstocks have come from stripping (add-on) or fractionation processes that represent a small percentage of the entire petroleum or gas stream. Examples of common feedstocks are methane, ethane, aphtha, gas, oil, and butane which are subject to world price fluctuations.

      The analytical data for the WPC shale oil indicate that it includes an unusually large percentage of attractive petrochemical feedstock components. This supports WPC's unique vision of creating a facility that solely produces petrochemical feedstocks and primary petrochemicals.

Petrochemical Markets

      Petrochemicals represent a $162 billion plus industry in North America alone. The United States utilizes about 3.5% of its total oil and gas production for petrochemicals (Worldbook Encyclopedia). Extensive markets also exist throughout South America, Europe, the Middle East, and Asia. At present, there are countless intra-industry competitors dealing in an array of petrochemicals and derivative products.

      Overall industry profitability has created a significant influx of capital, increasing global petrochemical production capacities (Chang, 2000). In the year 2000 alone there were four major capacity projects completed:

-- India Petrochemicals Corp. Ltd. commissioned a 300,000-tonnes/year ethylene plant in February;

-- Borealis AB completed a 150,000 tonnes/year cracker in February;

-- Haldia Petrochemicals Ltd. would bring on-line a 420,000-tonnes/year ethylene plant in February; and

-- Copesul started a 450,000-tonnes/year ethylene plant in March. (Oil & Gas Journal, April 2000 p. 57)

      This industry is a mature and competitive environment. However, there is a competitive advantage gained by resource pooling. Petrochemical producers endure a difficult economic situation, as both their suppliers and customers maintain significant leveraging/bargaining power and the suppliers to the petrochemical industry are the producers of petrochemical feedstock. The petrochemical industry has limited product alternatives.

      A niche feedstock producer with stable production costs can establish long term delivery contracts that mirror the pooling concepts this industry is attempting to implement. We hope to be this company in the future, offering a stable supply of petrochemicals independent from world petroleum price volatility.

Five Pasquia Hills Feedstocks

      The WPC shale oil fractional composition suggests production of both petrochemical feedstock and primary petrochemicals. Assuming that the compositional data for the WPC oil shale is accurate, the expected feedstock production would be: toluene, styrene, benzene, aphtha, and ethylbenzene. Each of these petrochemicals and petrochemical feedstock are characterized by unique properties. These unique properties result in unique market uses.

      Benzene.  Benzene is a simple aromatic feedstock with an output in 2000 of
2.4 billion gallons worldwide (Chemicals: Basic Industry Survey, 2001). It can be combined with ethane to make ethylbenzene, which, in turn, is rendered to styrene (plastics). In addition, it is combined with methane to make methylbenzene or toluene. Benzene is also utilized as raw material in the manufacture of several additional derivatives including phenolic resins, polycarbonate and epoxy resins, polyurethanes, nylons, synthetic rubbers, and detergents. Worldwide the major producers of benzene include Exxon-Mobil, Chevron-Phillips, BP, Equistar Chemicals, Koch Industries Inc., Shell, and Dow Chemicals.

      As a petrochemical feedstock for such a diverse group of derivatives, benzene will likely offer significant future potential, given population and marketplace growth. There are other factors that will play a role in the overall demand for benzene, such as the future price of oil and the current productive capacity in the industry. Purvin & Gertz (PR Newswire, August 2, 2001) claim that benzene derivatives will average just over 4% growth per year through 2020. They also indicate that this growth would be, predominantly, a factor of consumption in the styrene chain.

      Ethylbenzene. Ethylbenzene is a primary petrochemical produced from benzene and ethane which becomes a raw material in styrene production. In the year 2000, roughly 13 billion pounds of ethylbenzene were produced worldwide. As a member of the benzene derivatives family and a raw material of styrene, it also stands to reason that ethylbenzene will maintain a healthy demand curve for the foreseeable future (Chemical: Basic Industry Survey, 2001).

      Toluene. Toluene, which is also referred to as methylbenzene, is another benzene family constituent. Toluene is used as a raw material to produce benzoic acid. Benzoic acid is used as a preservative for foods, beverages, and cosmetics. An antiseptic known as chloramine-T is also made from toluene. Makers of explosives use toluene to make TNT. Paint manufacturers use toluene as a lacquer solvent. Toluene is also used in the manufacture of many dyes and perfumes (Chemical: Basic Industry Survey, 2001).

Earth Energy License Agreement

      On August 12, 2003, the Company became party to an exclusive license agreement for Canada, Central and South America with Earth Energy Resources Ltd.("Earth Energy") and West Peak Ventures of Canada Ltd. ("West Peak") for the use of Earth Energy's proprietary catalytic process. The process includes a proprietary Catalyst in conjunction with processing equipment to separate hydrocarbons from sand, shale or oil. Under the terms of the underlying license agreement with Earth Energy, the Company will pay $375,799 ($500,000 Cnd.) by 2005 of which it has paid $106,508 ($150,000 Cnd.). The Company will also pay a royalty of 5% and will purchase catalyst and processing equipment from Earth Energy Resources Ltd. for cost plus 25%. The Central and South American license agreement is a three-year option on the same terms with the exception that the license fee is a one-time payment of $500,000 US.

      To date the Company conducted initial testing of the Earth Energy process and is currently evaluating the process to determine the feasibility of the process. The Company is not obligated to proceed and may stop funding at any time. Should the Earth Energy process prove to be economically feasible this may become a core business of the Company. However, the Company is at the initial stages of determining feasibility and additional testing and evaluation must be done to determine if the process is viable.

Uranium Property

      We were initially formed as a result of management's perception of an upcoming worldwide shortage of uranium. However, due to a lack of funding for its uranium properties we decided during the year ended April 30, 2002 to focus our attention on our oil and gas prospects. The Company retained an indirect interest in the Henday Lake Uranium property through its 20% equity investment in Uranium Holdings Corporation ("UHC"), however, the Company does not view this property to be of substantial merit. The Company plans to continue to hold its investment in UHC and as such spent $59,525 during the year ended April 30, 2004, on Henday Lake exploration, to maintain its 20% equity interest in UHC. This 20% equity interest in UHC may be diluted if the Company is unable or elects not to meet exploration expenditures on a timely basis.

Investment in Energy 51 Inc.

      On April 7, 2004, the Company entered into an equity participation and farmout agreement with Energy 51 Inc. ("Energy 51") pursuant to this agreement the Company purchased 750,000 common shares of Energy 51 representing 15.625% of its issued and outstanding share capital for $152,800 ($200,000 Cnd.). Energy 51 is a privately held Alberta company engaged in the exploration and development of oil and gas primarily in Alberta. The agreement grants the Company the right to purchase a further 375,000 common shares for $72,939 ($100,000 Cnd.) to bring its interest in Energy 51 to 20.8% which the Company exercised subsequent to April 30, 2004. The Company also has the right to purchase a further 375,000 common shares for $72,939 ($100,000 Cnd.) on or before October 1, 2004. The Company has also agreed on a best efforts basis to provide up to $364,697 ($500,000 Cnd.) to Energy 51 for oilfield work to be done by Energy 51 on or before October 1, 2004. After October 1, 2004 the Company may elect to convert the working capital loan into up to 1,058,825 common shares or into a term loan due in two years with a 100% return. As part of this agreement the Company has to be offered the right to participate on all prospects generated by Energy 51 until April 1, 2006.

      During the year ended April 30, 2004 Energy 51 had not yet begun operations. The Company's purpose for the investment was to diversify its core business, to possibly receive a stream of future cash flow from oil and gas exploration and to have the opportunity to review and invest in oil and gas exploration prospects of merit. Further investment will be subject to the performance of Energy 51 and funding requirements of the Company.

Firebag, Saskatchewan, Tar Sands Prospect

      Subsquent to April 30, 2004 the Company reached an agreement, subject to many contingencies, to purchase 51% of the Firebag East Project for $83,900 ($115,000 CND), 3,000,000 common shares and a 12(cent) per barrel royalty. The Company has also reached a verbal agreement in principle, with Powermax, to purchase the remaining 49% interest in the prospect for $729,400 ($1 million
CND) and a 2.5% gross overriding royalty, subject to certain conditions being met. The Firebag, Saskatchewan prospect covers approximately 2,000 square miles in northwestern Saskatchewan along the Alberta border. The prospective lands host Fort McMurray and Wabiskaw Palo channel zones containing Athabasca Oil Sands. The Company is currently working with the vendors to clear the subjects and as such no shares or cash payments have been made. Should the Company complete one or both of the proposed purchases then the Firebag, Saskatchewan, tar sands project may become a top priority of the Company.

Business Strategy:
------------------

      Our objective is to pursue existing opportunities in the oil and gas field, which may include exploration of properties of merit and or development and marketing of new technologies to the industry. The principal elements of our strategy are as follows.

      [] Pursue Exploration Projects - We intend to continue our efforts at reviewing oil and gas exploration prospects of merit that have the potential of significant reserves and production revenue. During the year ended April 30, 2004 the Company has reached an agreement to acquire Pasquia Hills, oil shale prospect and subsequent to April 30, 2004 the Firebag, Saskatchewan, Tar Sands Prospect.

      [] Pursue New Technologies - We intend to continue efforts to pursue and understand new technologies for the oil and gas industry that have the potential for wide marketplace acceptance and significant revenues. As part of our efforts to pursue new technologies, the Company during the year ended April 30, 2004, entered into an exclusive license agreement for Canada, Central and South America with Earth Energy and West Peak for the use of Earth Energy's proprietary catalytic process.

      [] Selective Expenditures - We intend to minimize the risk of our limited financial resources by where ever possible targeting our expenditures towards earning interests in projects. This, therefore, limits the risk to the Company should a project prove to be uneconomic. In this regard the Company made an investment in Energy 51 a private oil and gas exploration company.

      [] Control Operations - We believe that it is important to control operational decisions as well as the timing of those decisions. Therefore, it is our intension wherever possible to be the operator of any project that we are involved in.

Significant Developments
------------------------

      o Convertible Notes - On September 24, 2002 the Company issued a convertible note to October Sun, a Nevada Corporation in the principal amount of $400,000 and on the same date the Company issued a convertible note to United Corporate Advisors in the principal amount of $195,000. The notes become due on September 30, 2003, bear interest at 6% per annum and may be converted into Units at a price per share equal to the lower of i) $0.25 per share or ii) the market price of one share of the Company's common stock on the date of conversion. Each unit is to consist of one common share and a warrant to purchase one common share at a price equal to 133% of the conversion price for a period of one year following the date of conversion. During the year these notes were extended to December 31, 2004.

      o The Company agreed to settle $288,743 ($416,484 Cdn.) of API Canada debt through the issuance of 2,776,560 common shares. During the year ended April 30, 2004 the Company issued 287,638 shares pursuant to these agreements.

      o The Company agreed to acquire the Athabasca property working interests, which were written off during the year ended April 30, 2003, from a Limited Partnership for 3,220,000 common shares, which have yet to be issued.

      o Certain of API Canada's creditors have threatened to put API Canada into receivership unless they are paid in full. API Canada does not have the resources to meet these demands and the Company has determined that it will not commit resources to API Canada or defend such action should the Creditors take it.

      o On August 12, 2003, the Company became party to an exclusive license agreement for Canada, Central and South America with Earth Energy Resources Ltd.("Earth Energy") and West Peak Ventures of Canada Ltd. ("West Peak") for the use of Earth Energy's proprietary catalytic process. The process includes a proprietary Catalyst in conjunction with processing equipment to separate hydrocarbons from sand, shale or oil. Under the terms of the underlying license agreement with Earth Energy, the Company will pay $364,700 ($500,000 Cnd.) by 2005 of which it has paid $106,508 ($150,000 Cnd.). The Company will also pay a royalty of 5% and will purchase catalyst and processing equipment from Earth Energy Resources Ltd. for cost plus 25%. The Central and South American license agreement is a three-year option on the same terms with the exception that the license fee is a one-time payment of $500,000 US.

      o In October 2003, we entered into a preliminary agreement with Western Petrochemicals Corp. ("WPC"). The Agreement, which was subject to many contingencies, granted the right to acquire a 60% joint venture interest from WPC in the Pasquia Hills Oil Shale Project, covering approximately 700,000 acres located in the Pasquia Hills area of Saskatchewan. Pursuant to the agreement we made a payment of $26,090 to WPC on October 3, 2003. On January 28, 2004, we reached agreement with WPC and its major shareholders to acquire all of the issued and outstanding shares of WPC for the equivalent of up to 900,000 Series A Shares and 2,000,000 common shares of the Company with certain registration rights. WPC's primary asset is the Pasquia Hills Oil Shale Project and it has approximately $948,000 ($1,300,000 CND.) in liabilities. The Company, WPC and its major shareholders are currently finalizing the structure and documentation of the transaction and as such these shares have not been issued. On April 23, 2004 the Company acquired from Powermax Energy Inc. ("Powermax") all of its rights and obligations under a March 1, 2003 Farmout and Joint Venture Agreement between WPC and Powermax for 92,000 common shares and $29,923. This Farmout and Joint Venture Agreement pertained to certain of WPC's western lands.

      o On April 7, 2004, the Company entered into an equity participation and farmout agreement with Energy 51 Inc. ("Energy 51") pursuant to this agreement the Company purchased 750,000 common shares of Energy 51 representing 15.625% of its issued and outstanding share capital for $152,800 ($200,000 Cnd.). Energy 51 is a privately held Alberta company engaged in the exploration and development of oil and gas primarily in Alberta. The agreement grants the Company the right to purchase a further 375,000 common shares for $72,939 ($100,000 Cnd.) to bring its interest in Energy 51 to 20.8% which the Company exercised subsequent to April 30, 2004. The Company also has the right to purchase a further 375,000 common shares for $72,939 ($100,000 Cnd.) on or before October 1, 2004. The Company has also agreed on a best efforts basis to provide up to $364,697 ($500,000 Cnd.) to Energy 51 for oilfield work to be done by Energy 51 on or before October 1, 2004. After October 1, 2004 the Company may elect to convert the working capital loan into up to 1,058,825 common shares or into a term loan due in two years with a 100% return. As part of this agreement the Company has to be offered the right to participate on all prospects generated by Energy 51 until April 1, 2006.

      o During the year ended April 30, 2004 the Company spent $59,525 in exploration on the Henday lake prospect to maintain its 20% interest in UHC.

      o During the period the Company issued $1,000,000 (January 6, 2004 $450,000 and March 31, 2004 $550,000) of 6% secured convertible debentures (the "Debentures"), which mature June 1, 2004. To date, the Company has not received any notice of being in default. These debentures are secured by a general security agreement over all of the Company's property. The debentures are convertible into common shares at the lower of 70% of the five-day average closing price of the Company's common shares or $0.45 per share, provided that while the debentures are in good standing the conversion price will not be below $0.15 per share. The Company also issued 2,666,666 warrants to purchase the same number of common shares in conjunction with this financing. The Company has granted the holders of the debentures registration rights on the underlying common shares. The registration rights agreement calls for the underlying shares to be registered by May 29, 2004. To date, the Company has not completed the registration of the underlying shares. Pursuant to the registration rights agreement the Company is subject to a 2% penalty every thirty days the registration statement is late and failure to file may cause the debentures to be in default and due immediately. The debentures also require that the holders of the debentures agree to the issuance of shares in certain instances. The Company may redeem the convertible notes at a redemption price of 110% of the principal plus interest.


Employees and Office Space.
---------------------------

      During the year the Company maintained its corporate headquarters at 475 Howe Street, Suite 206, Vancouver, British Columbia, Canada V6C 2B3. The telephone number of the corporate headquarters is (604) 685-8355. The Company held this office space under an oral, month-to-month sublease, for rental payments of $1,500 per month until February 2004. In February 2004 the Company entered into a lease with A.G. Seven Holdings Ltd. to rent the premises for two years at a cost of approximately $2,500 per month. The Company has an arrangement with a third party where they use some of the office space on a month-to-month basis for rental payments of $1,150 per month. The Company's former President also maintained an office in Calgary, Alberta, Canada, until September 2003 at a charge of $200 Cdn. per month to the Company. The Company may sublease additional office space as required for operations.

      The Company has no employees and instead relies on the services of officers and directors, who are compensated from time to time through the issuance of options, and consultants on an as needed basis at market rates.

Title to Properties
-------------------

      The Company's interests in the Henday Lake uranium property is held indirectly through an investment in UHC. The Company has conducted a search and is satisfied as to the title of the underlying mineral property claims.

      Likewise the Company's interests in the Pasquia Hills Prospect, Oil Shale property is held indirectly through WPC. The Company has conducted a search and is satisfied as to the title of the underlying mineral property claims.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operation. (All amounts are in US dollars unless otherwise indicated.)

      We are in the exploration stage and we do not currently have any income from operating activities. We are currently exploring the possible development of the Pasquia Hills Property and these activities have involved the expenditure of $20,223 to evaluate the Pasquia Hills Property and our engaging of Keith McCrae, P. Eng., as an engineering consultant. At April 30, 2004 we had a working capital deficit of $2,405,505 (2003 - $1,846,130), minimal other capital resources available to meet obligations which normally can be expected to be incurred by similar companies and had a accumulated stockholder's deficiency of $2,026,926 (2003 - $1,845,314). Management intends to raise additional capital through share and debt issuances to finance operations and invest in other business opportunities, however, no assurance can be given that we will be successful in raising additional capital or that other business opportunities will be found.

      Our principal business activity during the year ended April 30, 2003 was the exploration by API Canada of the 7-32 Well on the Athabasca prospect. During the year ended April 30, 2003, a total of $1,650,298 was spent on the re-entering and deepening of the 7-32 Well. Of this amount various joint venture partners contributed a total of $846,507 towards these costs, leaving net exploration expenditures to us of $803,791 and API Canada with accounts payable related to this exploration of $718,462 as at April 30, 2003. As a result of the failure to find economically viable amounts of hydrocarbons within the Athabasca Prospect and owing to financial constraints put on API Canada as a result of its exploration activities, it was determined that both the Athabasca and Firebag Prospects should be written off and $822,218 was charged to operations in 2003.

      During the year ended April 30, 2004 the primary focus of the Company was on finding a business plan and / or project of significant merit for the Company and in dealing with the creditor and other issues related to failure of the Company's exploration program. Management fees for the year of $126,857 (2003 - $100,721) included $54,857 paid to the former president of the Company, which in the prior year was charged to exploration expense. The amount paid the former president also included $30,000 paid to him by way of issuing him 300,000 common shares. Advertising and promotion costs of $211,561 (2003 - $210,101) were consistent with the prior year as the Company searched for sources of financing to fund its operations and develop its projects. Consulting expenses of $391,577 (2003 - $121,124) includes $89,340 related to compensation expense charged for options granted to consultants during the period. Consulting expense also includes $98,800 related to 830,100 bonus shares issued to consultants for services during the period and $39,100 pertaining to 230,000 common shares granted to Directors of the Company and $100,000 paid to the finder of the Debenture. Travel costs of $36,612 (2003 - $36,818) were consistent with the same period last year owing to travel associated with the Earth Energy license agreement and Pasquia Hills project. Professional fees of $176,807 (2003 - $161,206) continued to be a major expense to the Company as it incurred costs related to evaluating various business proposals, dealing with Anhydride Canada's creditor situation and legal work pertaining to the Debenture. The Company recorded non-cash financing expenses of $464,598 relating to the deemed value of the warrants issued in conjunction with the Debenture. The Company also spent $59,525 (2003 - $32,875) in exploration costs associated with its Henday Lake property and $40,160 on initial exploration work related to the Pasquia Hills project. In total the Company experienced a net loss of $1,581,054 or $0.09 per share for the year ended April 30, 2004, compared to a net loss of $2,289,124 or $0.18 per share for the year ended April 30, 2003. The Company expects to continue to incur operating losses and will continue to be dependent on additional equity or debt sales and or property joint ventures to fund its activities in the future.

      As noted above Anhydride Canada has incurred significant trade payables in pursuit of its exploration activities, which totaled to $718,462 as at April 30, 2003. In an attempt to settle these liabilities, the Company made an offer to Anhydride Canada creditors to settle outstanding debts for shares of the Company at $0.10 per share for each $0.15 CND of debt. The Company has received acceptances from creditors totaling $303,781 ($416,484 CND), which represents 2,776,560 common shares and during the year ended April 30, 2004 and issued 287,638 common shares pursuant to these agreements. Certain of the creditors have rejected this offer and threatened receivership proceedings against Anhydride Canada unless they are paid in full. Anhdydride Canada does not have the resources to meet these demands and the Company has determined that it will not commit further resources to Anhdydride Canada or defend such action should the creditors take it.

      During the year ended April 30, 2004, rather than exercising a call option to acquire the Athabasca and Firebag prospect interests of Anhydride Limited Partnership the Company agreed purchase them for 3,220,000 common shares of the Company, which have yet to be issued. The Athabasca and Firebag prospects were written off as of April 30, 2003.

      During the year ended April 30, 2004 the Company issued $1,000,000 of 6% secured convertible debentures, which matured June 1, 2004. These debentures are secured by a general security agreement over all of the Company's property. The debentures are convertible into common shares at the lower of 70% of the five-day average closing price of the Company's common shares or $0.45 per share, provided that while the debentures are in good standing the conversion price will not be below $0.15 per share. In conjunction with the issuance of the convertible debentures the Company also issued 2,666,666 warrants. Each warrant entitles its holder to purchase an additional common share of the Company during the period January 6, 2004 to January 6, 2005 at $0.35 per share. The holders of the warrants may elect a cashless exercise of the warrants based on the market value of the Company's common shares at the time of exercise. The Company has granted the holders of the debentures and warrants registration rights on the underlying common shares. The registration rights agreement calls for the underlying shares to be registered by May 29, 2004. To date, the Company has not completed the registration of the underlying shares. Pursuant to the registration rights agreement the Company is subject to a 2% penalty every thirty days the registration statement is late and failure to file may cause the debentures to be in default and due immediately. The debentures also require that the holders of the debentures agree to the issuance of shares in certain instances. The Company may redeem the convertible notes at a redemption price of 110% of the principal plus interest.

      On April 7, 2004, the Company entered into an equity participation and farmout agreement with Energy 51 Inc. ("Energy 51") pursuant to this agreement the Company purchased 750,000 common shares of Energy 51 representing 15.625% of its issued and outstanding share capital for $152,800 ($200,000 Cnd.). Energy 51 is a privately held Alberta company engaged in the exploration and development of oil and gas primarily in Alberta. The agreement grants the Company the right to purchase a further 375,000 common shares for $72,939 ($100,000 Cnd.) to bring its interest in Energy 51 to 20.8% which the Company exercised subsequent to April 30, 2004. The Company also has the right to purchase a further 375,000 common shares for $72,939 ($100,000 Cnd.) on or before October 1, 2004. The Company has also agreed on a best efforts basis to provide up to $364,697 ($500,000 Cnd.) to Energy 51 for oilfield work to be done by Energy 51 on or before October 1, 2004. After October 1, 2004 the Company may elect to convert the working capital loan into up to 1,058,825 common shares or into a term loan due in two years with a 100% return. As part of this agreement the Company has to be offered the right to participate on all prospects generated by Energy 51 until April 1, 2006.

      During the year ended April 30, 2004 Energy 51 had not yet begun operations. The Company's purpose for the investment was to diversify its core business, to possibly receive a stream of future cash flow from oil and gas exploration and to have the opportunity to review and invest in oil and gas exploration prospects of merit. Further investment will be subject to the performance of Energy 51 and funding requirements of the Company.

      During February, 2004 the Company engaged the services of Keith McCrae, P. Eng. as manager of its Pasquia Hills Oil Shale Project on an consulting basis for $750 ($1,000CND.) per day on a as needed basis. Subsequent to April 30, 2004 the Company began a pre-feasibility study of its Pasquia Hills Oil Shale Project at an estimated cost of $150,000. To date it is still performing work on this pre-feasibility study and waiting results from it. The Company is also in the process of settling debts owed by WPC to its creditors. Based on the results of this pre-feasibility study the Pasquia Hills Oil Shale Project may be the primary focus for the Company in the upcoming year.

      Subsequent to April 30, 2004 the Company has an agreement, subject to due diligence and certain conditions being met, to purchase a 51% interest in the Firebag, Saskatchewan prospect for $83,880 ($115,000 CND), three million common shares and a $0.12 per barrel royalty. The Company has also reached a verbal agreement in principle, with a non-related party, to purchase the remaining 49% interest in the prospect for $1 million and a 2.5% gross overriding royalty, subject to certain conditions being met. The Firebag, Saskatchewan prospect covers approximately 2,000 square miles in northwestern Saskatchewan along the Alberta border. The prospective lands host Fort McMurray and Wabiskaw Palo channel zones containing Athabasca Oil Sands. Should one or more of these transactions close the Firebag, Saskatchewan prospect, subject to financing, may become a prime focus of the Company during the upcoming year.

      As at July 23, 2004 the Company had approximately $5,000 of cash and we have no revenues. Therefore, our operating results, profitability and future rate of growth depend solely on our ability to successfully develop our new business plans and our ability to obtain further funding. We plan to fund future operations by way of joint venture agreements and or other forms of financing, including the public offering or private placement of equity or debt securities and will continue to rely on loans from related parties to meet current obligations. However, we cannot assure you that joint venture partners, debt or equity financing or loans from related parties will be available to us on acceptable terms to meet these requirements.

Recently Issued Accounting Pronouncements

      (a) In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51, Consolidated Financial
            Statements. Interpretation 46 establishes accounting guidance for consolidation of variable interest entities that function to support the activities of the primary beneficiary. Interpretation 46 applies to any business enterprise both public and private that has a controlling interest entity. The Company has no investment in or contractual relationship or other business relationship with a variable interest entity and therefore the adoption did not have any impact on the Company's consolidated financial position, results of operations or cash flows.

      (b) On April 30, 2003, the FASB issued Statement No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. Statement 149 is intended to result in more consistent reporting of contracts as either freestanding derivative instruments subject to Statement 133 in its entirety, or as hybrid instruments with debt host contracts and embedded derivative features. In addition, Statement 149 clarifies the definition of a derivative by providing guidance on the meaning of initial net investments related to derivatives. Statement 149 is effective for contracts entered into or modified after June 30, 2003. The adoption of Statement 149 did not have any effect on the Company's consolidated financial position, results of operations or cash flows.

      (c) On May 15, 2003, the FASB issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. Statement 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. Statement 150 represents a significant change in practice in the accounting for a number of financial instruments, including mandatory redeemable equity instruments and certain equity derivatives that frequently are used in connection with share repurchase programs. Statement 150 is effective for all financial instruments created or modified after May 31, 2003, and to other instruments as of September 1, 2003. The effect of adopting this statement did not have any impact on the Company's consolidated financial position, results of operations or cash flows.


                             DESCRIPTION OF PROPERTY

Athabasca Prospect
------------------

      The Athabasca Prospect is located adjacent to the city of Fort McMurray, which is located in the northeast part of the Province of Alberta. The prospect is comprised of four Alberta P & NG Licenses covering 97 sections of land (62,080 acres) located within Townships 89 and 90, Ranges 10 and 11, West of the 4th Meridian. Three of the P & NG Licenses were acquired by API Canada from the Government of the Province of Alberta (below the Woodbend formation), as license nos. 5401070160, 5401070162 and 5401070163. Separately during the year ended April 30, 2003 API Canada earned an interest in another P & NG License, the AOC License no. 5494040101 covering Section 32, Township 89, Range 10 W4M (640 acres below base of Precambrian formation) which contains the suspended 7-32 Well.

      During the year ended April 30, 2003, the Company re-entered, tested and deepened the 7-32 Well. In these efforts a total of $1,650,298 was spent. Various working interest holders contributed $846,507 towards the exploration costs of the 7-32 well and these were deducted from the Company's exploration costs as shown on its statement of operations leaving a net exploration expense to the Company of $803,791. Despite some encouraging results, it was determined that economically viable amounts of hydrocarbons did not exist.

      As a result of the failure to find economically viable amount of hydrocarbons in the 7-32 Well and owing to the financial constraints put on the Company by its exploration activities it was determined that the Athabasca
Prospect should be written off. The Company did not make the annual lease payments to the Government of Alberta of approximately $56,800 for the Athabasca Prospect when it was due in August 2003 and the P & NG Licenses have reverted back to the Alberta Government.

Reserves
--------

      Effective April 30, 2004 we do not have any proven or probable reserves.

Production
----------

      Effective April 30, 2004 we do not have any production nor production revenue.

Drilling Activity

      On September 24, 2002 the Company began to retest the 7-32 Well. The Company's objective was to test five intervals of interest as determined from log analysis by Ross Crain, P. Eng. of Spectrum 2000 Mindware Ltd. Following arrival and set up of the service rig two bridge plugs were drilled out and after roughly ten days of operations the 1994 well bore was cleared of debris and tubing and packers were run into the hole to commence testing. The Company's test program consisted of the five intervals of interest noted above plus an additional one identified during the testing. During this testing phase the Company was encouraged with shows of light gravity crude oil and natural gas, however, the Company was not able to establish flow rates. This original test phase was slated to be conducted over seven to eight days but due to mechanical difficulties operations took more than 25 days to complete.

      As noted above the Company was encouraged from shows of crude oil and natural gas and therefore decided to deepen the 7-32 Well to the original seismic target objective of 2,150 meters. Due to the lack of industry experience and information about drilling in fractured granite formations, little was known about the drill penetration rate. The initial projection was for operations of 11 days. Actual drill operations commenced on December 13, 2002 and lasted a total of 34 days. The well was logged and the logs were delivered to Ross Crain for interpretation. A total of four different core samples were recovered and analyzed. During drill operations the wellsite geologist also reported shows of high gravity crude oil. Ross Crain recommended testing of two separate intervals and a total of six drill stem tests were conducted. As a result of the data recovered during testing, Ross Crain and an engineering representative of Baker Hughes recommended the well be swabbed to near atmospheric pressure to allow fluids to move in through the fractures.

      On January 30, 2003 a service rig was moved to the 7-32 Well site to swab dry whatever fluid accumulated in the bore-hole. Operations were forecast to take six days, however, due to ongoing mechanical problems and a significant inflow of water from up the hole, which took roughly 36 days to control, actual operations spanned 51 days. Pressure gauges were then installed at the wellhead and have been periodically monitored, however, no significant pressure has been detected.

      The original 1993 seismic field data was purchased and reprocessed. A very good quality synthetic comparison was developed between the original seismic data and the logs for the 7-32 Well.

      Arising from that process the Company discovered two additional potential seismic features within the sedimentary horizons above the basement contact at approximately 450 - 540 meters. The Company believed the newly identified potential targets could hold significant oil reserves. To further investigate these two new additional targets the Company retained the services of Dove & Kay Exploration and Ken Murray, P. Geol. to review and make recommendations. Their recommendation was that it was unlikely that hydrocarbons existed from a geological perspective and that as such further geophysical or other investigations of these potential targets was not recommended.

      Although there was some initial interest from industry partners in doing a joint venture with the Company to further explore the Athabasca and Firebag Prospects this interest died out. Therefore, as a result of the failure to find economically viable amounts of hydrocarbons from the exploration of the 7-32 Well, lack of any other identified targets of interest, financial constraints put on the Company as a result of its exploration activities and the lack of interest from potential industry partners it was determined that the Athabasca and Firebag Prospects should be written off and not pursued further.

Firebag Prospect
----------------

      The Firebag Prospect is located roughly 55 miles northeast of the town of Fort McMurray in the Province of Alberta and is comprised of two Alberta P & NG Licenses (below base of Woodbend formation) amounting to 31 sections of land (19,840 acres) held by API Canada as license nos. 5401090094 and 5401100080. This prospect is located on the crest of the up thrown side of and west of the Firebag fault which may form several traps for accumulation of oil. API Canada is the operator of the Firebag prospect.

      As a result of the failure to find economically viable amount of hydrocarbons within the Athabasca Prospect and owing to the financial constraints put on the Company by its exploration activities it was determined that the Firebag Prospect should be written off. The Company has not made the annual lease payments to the Government of Alberta of approximately $18,000 due October 2003 and the P & NG Licenses have reverted back to the Alberta Government.

Uranium Holdings Corporation
----------------------------

      The Company no longer owns the Hocking Lake or Henday Lake Properties. Rather, the Company owns a 20% interest in UHC. The following is a description of this mineral property, which is located in the Athabasca Basin of northern Saskatchewan, Canada.

Henday Lake and Hocking Lake
----------------------------

      The Henday Lake Property is located approximately 500 miles north of Regina, Saskatchewan and is comprised of three continuous mining claims totaling 9,275 hectares (22,920 acres) in the Henday and Mallen Lake area.

      These properties are largely undeveloped and there have been no previous mining operations on either the Henday Lake or the Hocking Lake Properties. However, various operators, have explored portions of the properties mainly during the 1970's and 1980's, by prospecting, geophysics and possibly some diamond drilling.

      As of April 30, 2002 all claims pertaining to the Hocking Lake property had lapsed and reverted back to the Canadian government.

      During the year ended April 30, 2004 UHC spent approximately $300,000 (2003 - $33,000) on geophysics and exploration activities related to the Henday Lake property of which the Company expended $59,525 to maintain its 20% interest.

Saskatchewan Uranium Property
-----------------------------

      On December 16, 1998, the Company executed a Joint Venture Agreement with PDC under which the Company was granted an option to gain an ownership interest in six uranium properties totaling 74,756 acres located in the Athabasca Basin. Approximately $1,900,000 Can. has been spent on these properties between 1995 and 1997 on geophysical surveys, lithogeochemical boulder sampling and diamond drilling. Five of the property claims have lapsed, leaving the Crawford property as the only remaining property.

Crawford Property
-----------------

      The Crawford Property has been explored by geophysics and reconnaissance and detailed lithogeochemical boulder sampling. Three sub-parallel electromagnetic conductors were detected, and one conductor in the area of a large intense kaolin anomaly was partially drilled. There is also enrichment of chlorite, boron, lead and uranium in several sectors in proximity to the conductors. Two of the holes did not adequately test the alteration zone as they did not reach basement. Two holes were drilled on another conductor which indicated a second stronger alteration zone. The most westerly hole is anomalous in lead, boron and uranium. Kaolin is anomalous throughout the sandstone section. The property may be reached by bush road (Fox Lake Road) year-round from Provincial Highway 914 or by float or ski equipped aircraft.

      Pursuant to the terms of the agreement for this property the Company had a commitment to expend funds on exploration by December 31, 2002 which it did not meet. Therefore, the property reverted back to the optionor.

Pasquia Hills Petrochemical Property
------------------------------------

      The Pasquia Hills petrochemical property ("Pasquia Hills Property") is located in east-central Saskatchewan, approximately 200 km northeast of
Saskatoon. It consists of 14 contiguous oil shale exploration permits (the "Permits") with a total area of 417,970 hectares (1,032,803 acres).

      The initial term of the Permits expires January 29, 2006. Parts of the permitted lands can be converted to a production lease, during or at the end of the permit term. We have reached agreement to purchase from Powermax Energy the right to shallow gas production on certain areas of the Permits located outside of the mine development area.

      The Pasquia Hills Property is served by Saskatchewan highways 3, 9, 55, and 123 and the Canadian National Railroad and is accessible all year around by road. Hudson Bay, with a population of approximately 2,000, is 10 km east of the area of the Pasquia Hills Property identified for mine development and offers full services including scheduled flights. This small town lies 200 km northeast of Saskatoon. There is logging in the hills and farming in the valleys within the permitted area. There are no known land use, environmental, or aboriginal land issues within the Permits.

      The ore is a shale formation known as "White Specks" which has been deposited in a shallow marine environment and contains kerogen that is often called shale oil. Kerogen is defined as hydrocarbons bound within insoluble organic matter, which can be released with heating and steam. This is different than oil from tar sands where the hydrocarbons are very heavy oil mixed with sand but in a free form.

Composition of the Pasquia Hills Oil Shale

The composition of the kerogen from the Pasquia Hills is unusually high in aromatics making it a large untapped potential petrochemical feedstock supply that may be the richest ore grade oil shale resource known in the world. A set of preliminary tests were performed on shale oil liquids derived from the Pasquia Hills oil shale samples using various retort conditions. Shale oil samples were processed at Norwest Labs, Calgary, Alberta using a laboratory-scale retort apparatus with 80 g ore handling capacity, operating in the temperature range of 400 C to 500 C. Retort tests were performed as dry (i.e. no sweeping gas was injected) and wet (i.e. steam was injected to sweep the hydrocarbons formed in the retort chamber).

Campbell Assay

Since 1997 Apex Engineering Inc. ("AEI") has been working on a retort process operating under the partial presence of steam. In this process oil shale particles will be small enough (10 mm) to operate the retort process at a fast heating rate to reduce diffusion limitations, which could result in a higher liquid yield and a more desired liquid quality. The retort process suggested by AEI has the potential to be used by the Pasquia Hills project for the commercial development of the Saskatchewan oil shale deposits.

      Using the laboratory scale test apparatus it was experimentally verified that the liquid yield was increased from 26.3 L/tonne-ore to 52.5 L/tonne-ore by modification of the retort chamber.

      The following conclusions are arrived at by AEI based on oil shale retort and liquid characterization tests sponsored by WPC:

      1. oil yields depends on the retort conditions (i.e. a higher oil yield could be obtained in a suitable retort environment);

      2. shale oil produced from Pasquia Hills oil shale ore could be an economic petro chemical feedstock;

      3. fluidized bed retort could increase the shale oil yield with a better liquid characteristics to produce petrochemicals; and

      4. larger shale oil samples has to be produced using the fluidized bed retort for further liquid characterization tests, which will be completed in the 2004 pre-feasibility study.

      WPC is negotiating business terms with AEI to develop the process further as part of the pre-feasibility study

Reserves

      Geologic Potential

The Pasquia Hills oil shale permits have the potential to contain 7.8 billion barrels oil. WPC has incurred, approximately, $1,525,000 in exploration expenses to date, including 44 test holes resulting in a mine development area being selected for open-pit strip mining, which covers approximately 50,000 acres. Each drill hole has consistent grades averaging 7.13% oil or therefore 34 liters per tonne. WPC paid Retread Resources Ltd., who are independent professional consulting geologists and engineers, to prepare a report dated November 2002 on the mine development property. The following chart reflects proven and probable oil shale in the mine development area:

        --------------------- ------------------------------ -------------------
                              Fully Risked Barrels           Non Risk Barrels
        --------------------- ------------------------------ -------------------
        Proven                150,000,000                    150,000,000
        (Measured)
        --------------------- ------------------------------ -------------------
        Probable              361,000,000                    451,000,000
        (Indicated)
        --------------------- ------------------------------ -------------------
        Total                 511,000,000                    701,000,000
        --------------------- ------------------------------ -------------------

      Given the consistent grades, it is likely, on completing a 75-hole infield-drilling program that a large percentage of the indicated resources will become measured or proven. In addition, the ore zone is open ended to the West and North, which may increase the resource to 7.8 billion barrels oil. The ore zone is relatively flat lying and gently dipping to the west with an average pay of 45 meters (148 feet) and an average overburden thickness of 21 meters (69 feet).

Production

      Effective April 30, 2004 we do not have any production or production revenue.

Drilling Activity

      We are not currently engaged in drilling activity. The property was previously owned by Sun Oil and later by Burning Rock who worked the area intermittently during the period 1932 to 1965. Recent geologic studies that are relevant to the area include Beck (1974) and Macauley (1984, 1986).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      James R. Billingsley, a former director of the Company, is the registered owner of the entire Billingsley Claim, and thus, has an interest in the Company's option to acquire rights to explore and develop the Billingsley Claim. In addition, Mr. Billingsley is a Director of Pacific Amber Resources Ltd., and therefore, has an interest in the Company's Property Option Agreement with Pacific Amber Resources Ltd. with respect to the PDC Properties. The Board of Directors of the Company is aware of Mr. Billingsley's interests in the Billingsley Claim and in Pacific Amber Resources Ltd. The terms of the option agreement were negotiated by Thornton Donaldson and Mr. Billingsley before Mr. Billingsley became a Director of the Company. The agreement involving the Company and Mr. Billingsley's claim was handled as an arms-length transaction.

      October Sun, a Nevada Corporation ("October Sun"), a greater than 5% beneficial owner of the Company's shares, and the Company were parties an Option Agreement, dated as of September 10, 2001 (the "Option Agreement"), whereby October Sun granted the Company the right to purchase all of the outstanding shares of its wholly-owned subsidiary - API Canada. Pursuant to the October Sun Option Agreement the Company: (i) made a payment of $75,000 to October Sun; (ii) issued to two third parties each a warrant to acquire up to 500,000 common shares at a purchase price of $0.01 per share until July 25, 2003; (iii) issued to two third parties each options to purchase up to 250,000 common shares at an exercise price of $0.27 per share until August 21, 2006; and (iv) agreed to pay costs up to a maximum of $60,000 ($100,000 Cdn.) for the completion or abandonment of the 7-32 Well if the October Sun Option Agreement was not exercised. On April 30, 2002, the Company and October Sun closed the transaction contemplated by the Option Agreement pursuant to the terms and provisions of that certain Agreement and Plan of Reorganization, dated April 30, 2002 (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, Anhydride Petroleum (USA) ("Anhydride USA"), a wholly owned subsidiary of October Sun, which in turn owned all of the outstanding capital stock of API Canada, was merged with and into a wholly owned subsidiary of the Company, UPC Merger, Inc., a Colorado corporation, with the entity surviving the merger being a wholly owned subsidiary of the Company named Anhydride Petroleum (USA), and owning all of the outstanding capital stock of API Canada. As a result of the transaction, the Company (i) issued to October Sun an demand promissory note in the principal amount of U.S. $100,000, bearing interest at a rate of prime plus 2%; (ii) 3,950,000 shares of the Company's Common Stock, $0.001 par value; and (iii) a warrant to purchase up to 500,000 shares of the Company's Common Stock, $0.001 par value, at a purchase price of $0.01 per share, which warrant expires April 30, 2003, which warrant was subsequently cancelled and replaced with a warrant issued to Anhydride Oil Corporation whereby it may purchase 600,000 up to 600,000 shares of the Company's Common Stock, $0.001 par value, at a purchase price of $0.01 per share, which warrant expires August 30, 2004. As a result of the merger, the Company through its wholly owned subsidiary, Anhydride USA, which owns all of the issued and outstanding shares of API Canada, became the owner of certain parcels, mining rights, and licenses, subject to certain working interests, collectively known as the Anhydride Rights.

      In addition to the consideration received by October Sun in connection with the Merger Agreement, October Sun was paid by the Company a management fee in the amount of $72,000 (2003 -$72,000.)

      October Sun also retained a 1% - 1.36% gross overriding royalty interest in the Athabasca and Firebag Prospects which were written off during the year ended April 30, 2003.

      In connection with, and as a condition to, the consummation of the Merger Agreement on April 30, 2002, each of Robert Edwards and Hodgkinson Equities Corp or its assignee 858642 Alberta Ltd., who at that time were greater than 5% beneficial owners of the Company's shares, were each issued a warrant to purchase up to 500,000 shares of the Company's Common Stock, $0.001 par value, at a purchase price of $0.01 per share, which warrant expired July 25, 2003 unexercised.

      The Company is party to a Joint Venture Agreement dated April 30, 2002 between the Company and Anhydride Oil Corporation ("AOC"), among others (the "AOC Joint Venture Agreement"). AOC is the present owner of the 7-32 well and AOC License, however upon completion of the testing of the 7-32 Well on or before September 15, 2002, which is expected to involve the spending of $156,250 ($250,000 Cdn.) the Company earns its interest. AOC shall retain a 27.25% working interest after payout, subject to gross overriding royalty interests amounting to 9.5% and government royalties. Out of the 9.5% gross overriding royalty, 5% is payable to AOC. Additionally, AOC holds an 18.25% working interest in each of the five API Canada Licenses covering the Athabasca and the Firebag Prospects. Under certain conditions AOC is entitled to exercise a Warrant to purchase 600,000 common shares from the Company's treasury for $0.01 valid until August 30, 2004. The conditions of the warrant require that a well be successfully completed from which is established continuous commercial production of petroleum substances for a period of not less than 30 consecutive days. As the exploration of the Athabasca Prospect proved not to be successful this warrant has been deemed expired. Upon a successful well, the Company is obliged to pay to AOC a one-time cash payment of $100,000 Cdn., which given that the Athabasca and Firebag Prospects were written off as of April 30, 2003 will not be paid.

      Effective May 6, 2002, the Company entered into an Employment Agreement with Doug Cannaday, its new President (the "Employment Agreement"). Pursuant to the terms of the Employment Agreement, Mr. Cannaday shall receive monthly compensation in the amount of $6,000 (Cdn.) monthly and was granted an option to purchase 400,000 shares of the Company's common stock for a period of three years at an exercise price equal to the market price on the date of the Employment Agreement less the maximum allowable discount. At the latter of three months from the effective date of the Employment Agreement or at such time as the outcome of a certain well project is known, the Company and Cannaday shall renegotiate the remuneration paid to Cannaday under the Employment Agreement.

      Also,  effective  May 6,  2002,  Doug  Cannaday  entered  into  an  Option
Agreement with a third party, pursuant to which Mr. Cannaday has the right to purchase 200,000 of the Company's common stock from the third party at an exercise price of $0.01 per share. Mr. Cannaday was granted a royalty interest of 0.2% on certain of the Company's petroleum and natural gas prospects by October Sun, which were written off by the Company as of April 30, 2003.

      In satisfaction of the above noted obligation to issue options, on September 24, 2002, the Company issued Mr. Cannaday options to purchase 400,000 shares of Common stock at $0.25 per share until May 6, 2005, which were cancelled May 28, 2003. During the year ended April 30, 2004 Mr. Cannaday was paid a total of $54,857 (2003 - $86,000), including 300,000 bonus shares at a deemed price of $0.10 per share on July 25, 2003. Mr. Cannaday resigned as President on September 15, 2003.

      Effective May 15, 2002, the Company entered into an employment agreement with Michel David an officer and director of the Company. Pursuant to the terms of this agreement Mr. David is to receive monthly compensation in the amount of $3,000 Cdn. monthly and an option to purchase 200,000 shares of the Company's common stock for a period of two years at an exercise price of $0.35 per share. Also, effective May 15, 2002, Mr. David entered into an Option Agreement with a third party, pursuant to which he has the right to purchase 100,000 of the Company's common stock from the third party at an exercise price of $0.01 per share. In addition, Mr. David was granted a royalty interest of 0.1% on certain of the Company's petroleum and natural gas prospects by October Sun, which the Company wrote off as of April 30, 2003. Mr. David resigned on June 23, 2003.

      On July 10, 2002 in order to provide a substantial portion of the necessary funding to give effect to our business objectives in connection with the Athabasca and Firebag Prospects we entered into exploration agreements with the Limited Partnership with an objective to raise $865,385 ($1,350,000 Cdn.). In return for each $34,615 ($54,000 Cdn.) expended in either of the Athabasca or Firebag Prospects the Limited Partnership will earn a 1% working interest before and after payout in the prospect in which the expenditure occurs, to a maximum cumulative 25% between the Prospects. The Company maintains a call option to reacquire the working interests earned by the Limited Partnership exercisable at 130% of earned in expenditures payable in shares at the then market when the option is exercised. The Company also granted warrants to the Limited Partnership to purchase up to 750,000 shares at $.50 per share, valid until July 11, 2003. The Warrants will vest in proportion to the working interest earned in the Prospects by the Limited Partnership. For each 1% working interest earned in a Prospect, warrants to acquire 30,000 common shares of the Company will vest and be immediately exercisable.

      During the year ended April 30, 2003, the Company amended the terms of the exploration agreements whereby the number of shares to be issued pursuant to the warrants was increased to 1,500,000 and the exercise price per share was lowered to $0.25 per share. The rate at which the Limited Partnership shall earn a 1% working interest was also increased to $60,000 Cdn. in exploration expenditures. The Company also agreed to pay costs associated with the start up of the Limited Partnership. Based on the Limited Partnerships exploration expenditures of $313,725 ($483,000 Cdn.) as at April 30, 2003 the Limited Partnership earned an 8.05% working interest before and after payout, subject to various royalties, in the Athabasca Prospect and they were entitled to warrants to acquire 483,000
common  shares  at  $0.25  per  share.  These  warrants   subsequently   expired
unexercised.

      Also subsequent to April 30, 2003, the Company, rather than exercising the Working Interest Call Option, made an offer to acquire the working interests of the Limited Partnership for 3,220,000 common shares of the Company which was accepted by the Limited Partnership. These shares have yet to be issued.

      On July 18, 2002, Doug Cannaday entered into an Option Agreement with Robert Edwards and Hodgkinson Equities Corporation ("Hodgkinson"), both of which were 5% or greater beneficial owners of the Company's common stock. Mr. Edwards and Hodgkinson are parties to an Exploration Agreement dated August 20, 2002, as amended, between Comstock Petroleum Corporation, October Sun, Mr. Edwards and Hodgkinson, related to the Athabasca and Firebag Prospects which were written off during the year ended April 30, 2003. Pursuant to this exploration agreement, Hodgkinson and Edwards received stock options and warrants to acquire shares of the Company. One of the benefits granted to Hodgkinson and Edwards entitles Hodgkinson and Edwards to acquire up to 500,000 shares of common stock of the Company for a period of five years at a price per share of $0.27. Each of Hodgkinson and Edwards are entitled to one-half of the warrant. Hodgkinson introduced Cannaday to the principals of the Company and encouraged Cannaday to become a part of the Company's management team. In consideration for Cannaday ultimately agreeing to become a part of the management the Company, each of Hodgkinson and Edwards granted Cannaday an option to purchase 50,000 shares of the Company's common stock (100,000 shares in total) for a price per share of $0.27 until the option expires. In the event that the Company extends the life of the option, Mr. Cannaday's options pursuant to the agreement shall be extended on the same terms.

      Convertible Notes - On September 24, 2002 the Company issued a convertible note to October Sun, a Nevada Corporation in the principal amount of $400,000 and on the same date the Company issued a convertible note to United Corporate Advisors in the principal amount of $195,000. The notes become due on September 30, 2003, bear interest at 6% per annum and may be converted into Units at a price per share equal to the lower of i) $0.25 per share or ii) the market price of one share of the Company's common stock on the date of conversion. Each unit is to consist of one common share and a warrant to purchase one common share at a price equal to 133% of the conversion price for a period of one year following the date of conversion. During the year these notes were extended to December 31, 2004.

Other than the transactions stated above, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company's outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred since its inception on April 3, 1998, or in any proposed transaction, which has materially affected or will affect the Company.

                    MARKET FOR THE REGISTRANT'S COMMON STOCK
                         AND RELATED STOCKHOLDER MATTERS

Market Information

      Our Common Stock is listed on the OTC Bulletin Board under the trading symbol "URMP.OB." The following table sets forth the high and low bid prices of the Company's Common Stock during the periods indicated.

-------------------------- ---------------------- ----------------------
FISCAL QUARTER              HIGH BID PRICE(1)      LOW BID PRICE(1)
-------------------------- ---------------------- ----------------------
2/1/04 - 4/30/04           $       0.54             $    0.30
------------------------------------------------------------------------
11/1/03 - 1/31/04                  0.56                  0.18
-------------------------- ---------------------- ----------------------
8/1/03 - 10/3103                   0.27                  0.04
-------------------------- ---------------------- ----------------------
5/1/03 - 7/31/03                   0.13                  0.05
-------------------------- ---------------------- ----------------------
2/1/03 - 4/30/03                   0.37                  0.09
-------------------------- ---------------------- ----------------------
11/1/03 - 1/31/03                  0.38                  0.12
-------------------------- ---------------------- ----------------------
8/1/02 - 10/31/02                  0.35                  0.11
-------------------------- ---------------------- ----------------------
5/1/02 - 7/31/02                   0.47                  0.28
-------------------------- ---------------------- ----------------------
2/1/02 - 4/30/02                   0.51                  0.35
-------------------------- ---------------------- ----------------------
11/1/01 - 1/31/02                  0.65                  0.35
-------------------------- ---------------------- ----------------------
8/1/01 - 10/31/01                  0.65                  0.40
-------------------------- ---------------------- ----------------------
5/1/01 - 7/31/01                   0.75                  0.25
-------------------------- ---------------------- ----------------------

-------------------------- ---------------------- ----------------------

-------------------------- ---------------------- ----------------------


-----------------
(1) High and low bid prices were obtained from Yahoo Finance. Quotations reflect inter-dealer prices without retail mark-up, mark-down or commission any may not represent actual transactions.

      The closing bid price of the OTC Common Stock on August 2, 2004 was $0.36 per share.

Holders

      As of July 30, 2004 there were approximately 96 holders of our Common Stock, and the number of shares issued and outstanding was 31,434,738.

Dividends

      During the two most recent fiscal years, we have not declared or paid any cash or other dividends on our Common Stock. We do not expect to pay any dividends in the near future. We are prohibited from paying dividends on our Common Stock while certain indebtedness remains outstanding.

                             EXECUTIVE COMPENSATION

Compensation and other Benefits of Executive Officers

      The following table sets out the compensation received for the fiscal years end April 30, 2003, 2002 and 2001 in respect to each of the individuals who were our chief executive officer at any time during the last fiscal year and our four most highly compensated executive officers whose total salary and bonus exceeded $100,000 (the "Named Executive Officers").


                                                SUMMARY COMPENSATION TABLE

                      FISCAL YEAR COMPENSATION                                                     LONG TERM COMPENSATION
                                                                                 Awards

                                                                                                                      .1    Payouts

                                                                                           Restricted
                                                                                             Shares
                                                                           Securities         or
  Name and                                                  Other          Securities      Restricted     LTIP       All other
  Principal                      Salary       Bonus        Annual          Underlying         Share      Payouts   Compensation
  Position              Year       ($)         ($)       Compensation      Option/SARs                     ($)          ($)
                                                                           .2 Granted      .3 Units
------------------------------------------------------------------------------------------------------------------------------------
Douglas Cannaday,       2004     $24,857     $30,000           0           600,000(4)           0           0           0
President(2)            2003     $56,000     $30,000           0           400,000              0           0           0

Thornton Donaldson,     2004           0     $22,100           0           130,000(5)           0           0           0
Former President(1)     2003           0           0           0           200,000              0           0           0
                        2002           0           0           0           175,000              0           0           0

-------------------
(1) Mr. Donaldson served as President from April, 1998 to May 16, 2002 and from September 15, 2003

(2)   Mr.  Cannaday has served as President  from May 16, 2002 to September  15,
      2003

(3)   These options were cancelled by the Company May 28, 2003

(4) During 2004 Mr. Cannaday received 300,000 common shares to settle the $30,000 bonus declared in 2003 plus management fees of $54,857 made up of 24,857 in cash and a $30,000 bonus paid by way 300,000 common shares

(5) Mr. Donaldson received a bonus of $22,100 which was paid by the issuance of 130,000 common shares

Agreements with Management

      We do not presently have agreements with our senior management.

Option/Stock Appreciation Rights ("SAR") Grants during the most recently completed Fiscal Year

Option/Stock Appreciation Rights ("SAR") Grants during the most recently completed Fiscal Year.

      The following table sets out the stock options and stock warrants granted as bonuses, which were granted by the Company during 2004 to the Named Executive Officers of the Company.

                                                    OPTION/SAR GRANTS IN PREVIOUS YEAR
                                                              INDIVIDUAL GRANTS

                              Number of              % of Total
                             Securities              Options/SARs
                             Underlying               Granted to
                            Options/SARs             Employees in    Exercise or Base   Market Price on
Name                         Granted (#)              Fiscal Year       Price ($/Sh)      Date of Grant        Expiration Date
----------------------------------------------------------------------------------------------------------------------------------
Doug Cannaday (2)            600,000(3)                 9.9%              $0.10              $0.10                  n/a

Thornton Donaldson (1)       130,000(4)                 2.1%              $0.17              $0.17                  n/a

-----------------
      (1) Mr. Donaldson served as President from April, 1998 to May 16, 2002 and from September 15, 2003

      (2) Mr. Cannaday has served as President from May 16, 2002 to September 15, 2003

      (3) During 2004 Mr. Cannaday received 300,000 common shares to settle the $30,000 bonus declared in 2003 plus management fees of $54,857 made up of 24,857 in cash and a $30,000 bonus paid by way 300,000 common shares

(4) Mr. Donaldson received a bonus of $22,100 which was paid by the issuance of 130,000 common shares


Aggregated Option/SAR Exercised in Last Financial Year and Fiscal Year-End Option/SAR Values.

      The following table sets out all option/SARs and warrants granted as bonuses which were exercised by the Named Executive Officers during the most recently completed fiscal year and the values of options/SARs and warrants for such persons as of the end of the most recently completed fiscal year.

            Aggregated Option/SAR Exercised in Last Fiscal Year and FY-End Option/SAR Values

                                                                                   Number of Securities      Value of
                                                                                        Underlying          Unexercised
                                                                                       Unexercised         Options/SARs
                                                                                      Options/SARs              at
                                                                                       at FY-End (#)        FY-End ($)
                             Shares Acquired on                                        Exercisable/        Exercisable/
Name                            Exercise (#)               Value Realized ($)          Unexercisable      Unexercisable
----                            ------------               ------------------          -------------      -------------
Doug Cannaday(2)                   600,000                       $60,000                   $0/$0              $0/$0

Thornton Donaldson (1)             130,000                       $22,100                 375,000/0          $52,750/$0


      (1) Mr. Donaldson served as President from April, 1998 to May 16, 2002 and from September 15, 2003

      (2) Mr. Cannaday has served as President from May 16, 2002 to September 15, 2003

Compensation of Directors.

      The Directors of the Company are not compensated for their services. In addition, no pension or retirement benefit plan has been instituted by the Company and none is proposed at this time and there is no arrangement for compensation with respect to termination of the directors in the event of change of control of the Company.

Benefit Plans.

      The  Company  currently  has  no  retirement,   pension,   profit-sharing,
insurance or medical reimbursement plans or long term incentive plans covering its officers and directors.

Repricing of Options.

      None.

                                  LEGAL MATTERS

      Legal matters in connection with the shares of common stock being offered hereby have been passed on for us by the law firm of Burns Figa & Will, P.C.

                                     EXPERTS

      The audited consolidated financial statements as of and for the years ended April 30, 2004 and 2003 of Uranium Power Corporation and subsidiaries included herein and elsewhere in this Prospectus and Registration Statement have been audited by Pannell Kerr Forster, Registered Independent Chartered Accountants, Vancouver, Canada, to the extent set forth in their report, dated July 26, 2004, (which describes an uncertainty as to the Company's ability to continue as a going concern) appearing herein and elsewhere in the Registration Statement. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

      The audited consolidated financial statements as of and for the years ended April 30, 2004 and 2003 of Western Petrochemicals Corp. included herein and elsewhere in this Prospectus and Registration Statement have been audited by Pannell Kerr Forster, Registered Independent Chartered Accountants, Vancouver, Canada, to the extent set forth in their report, dated July 16, 2004, (which describes an uncertainty as to the Company's ability to continue as a going concern) appearing herein and elsewhere in the Registration Statement. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

      None.

                          INDEX TO FINANCIAL STATEMENTS

                          FOR URANIUM POWER CORPORATION
                         (An Exploration Stage Company)
                        --------------------------------


INDEX                                                                   PAGE NO.
-----                                                                   --------

Report of Independent Registered Public Accounting Firm                   F-1

Consolidated Balance Sheets                                               F-2

Consolidated Statements of Operations                                     F-3

Consolidated Statements of Stockholders' Equity (Deficiency)              F-4-5

Consolidated Statements of Cash Flows                                     F-6

Notes to Consolidated Financial Statements                                F-7-27



                          INDEX TO FINANCIAL STATEMENTS

                     FOR WESTERN PETROCHEMICALS CORPORATION

              Filed as required under Item 310(c) of Regulation S-B

                             APRIL 30, 2004 AND 2003
                            AND THE YEARS THEN ENDED


INDEX                                                                   PAGE NO.
-----                                                                   --------

Management's Responsibility for Financial Statements                       W-1

Report of Independent Registered Public Accounting Firm                    W-2

Balance Sheets                                                             W-3

Statement of Stockholders' Deficit                                         W-4

Statement of Operations and Stockholders' Deficit                          W-5

Statement of Cash Flows                                                    W-6

Notes to the Financial Statements                                          W-7-9

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


TO THE SHAREHOLDERS AND DIRECTORS OF URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)

We have audited the accompanying consolidated balance sheets of Uranium Power Corporation (An Exploration Stage Company) as at April 30, 2004 and 2003 and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for each of the three years ended April 30, 2004, 2003 and 2002 and the cumulative totals for the exploration stage operations from April 3, 1998 (inception) through April 30, 2004, These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements presents fairly, in all material respects, the consolidated financial position of the Company as at April 30, 2004 and 2003 and the consolidated results of its operations and cash flows for each of the three years ended April 30, 2004, 2003 and 2002 and the cumulative totals for the exploration stage operations from April 3, 1998 (inception) through April 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company has no revenues and limited capital which together raise substantial doubt about its ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Pannell Kerr Forster

Independent Registered Public Accounting Firm

Vancouver, Canada
July 26, 2004

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS (NOTE 2)
APRIL 30
(U.S. DOLLARS)
--------------------------------------------------------------------------------

 --------------------------------------------------------------------------------------------------------------
                                                                                        2004              2003
 --------------------------------------------------------------------------------------------------------------
 ASSETS (note 17)
 CURRENT
   Cash                                                                             $348,636                $0
   Accounts receivable                                                                20,718             6,550
 --------------------------------------------------------------------------------------------------------------
 TOTAL CURRENT ASSETS                                                                369,354             6,550
 PROPERTIES (note 6)                                                                 118,456                 1
 EARTH ENERGY LICENCE AGREEMENT (note 15)                                            106,508                 0
 INVESTMENT IN ENERGY 51 INC. (note 18)                                              152,800                 0
 INVESTMENT IN URANIUM HOLDINGS CORPORATION (note 6(d))                                  815               815
 --------------------------------------------------------------------------------------------------------------
 TOTAL ASSETS                                                                       $747,933            $7,366
 --------------------------------------------------------------------------------------------------------------
 LIABILITIES
 CURRENT
   Cheques issued in excess of funds on deposit                                           $0              $836
   Accounts payable (note 10)                                                      1,115,177         1,085,453
   Convertible debenture (note 17)                                                 1,020,375                 0
   Due to related parties (note 11)                                                  639,307           766,391
 --------------------------------------------------------------------------------------------------------------
 TOTAL LIABILITIES                                                                 2,774,859         1,852,680
 --------------------------------------------------------------------------------------------------------------
 COMMITMENT AND CONTINGENCY (notes 2,6,9,16,17,18,19 and 20)
 STOCKHOLDERS' EQUITY (DEFICIENCY)
 CAPITAL STOCK
   Authorized
     40,000,000  Common  stock  with  a par  value  of  $0.001  each
     10,000,000  Preferred stock with a par value of $0.001 each Issued
     20,784,838  Common stock (2002 - 14,284,500)                                    20,785            14,285
 TREASURY STOCK   (note 9)
         23,000  Common stock (2003 - 23,000)                                           (23)              (23)
 ADDITIONAL PAID-IN CAPITAL                                                        2,955,768         1,525,812
 DEFICIT ACCUMULATED DURING EXPLORATION STAGE                                    (4,890,892)       (3,309,838)
 OTHER COMPREHENSIVE LOSS                                                          (112,564)          (75,550)
 --------------------------------------------------------------------------------------------------------------
 TOTAL STOCKHOLDERS' DEFICIENCY                                                  (2,026,926)       (1,845,314)
 --------------------------------------------------------------------------------------------------------------

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                         $747,933            $7,366
 --------------------------------------------------------------------------------------------------------------

See notes to consolidated financial statements.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
(U.S. DOLLARS)
--------------------------------------------------------------------------------

                                                                                                                 FROM
                                                                                                             INCEPTION ON
                                                                                                            APRIL 3, 1998
                                                                                                                THROUGH
                                                               YEAR ENDED APRIL 30,                             APRIL 30,
                                                  2004                 2003                 2002                  2004
 ------------------------------------------------------------------------------------------------------------------------
 EXPENDITURES
   Consulting (note 11)                        $391,577             $121,124              $77,600               $650,301
   Non-cash financing expense (note 17)         464,598                    0                    0                259,893
   Advertising and promotion                    211,561              210,101               78,703                535,502
   Professional fees                            176,807              161,206               18,657                424,964
   Management fee                               126,857              100,721               90,410                342,602
   Exploration costs                             99,685              803,791                    0              1,319,863
   Travel                                        36,612               36,818               30,456                122,031
   Interest and bank charges                     31,797                4,672                  553                 37,022
   Rent                                          14,916                5,847                5,589                 41,178
   Transfer agent fee                            13,775                9,320               11,087                 37,948
   Office                                        12,869               13,306                5,512                 38,111
   Equity loss from investment                        0                    0                    0                 19,713
   Incorporation cost written off                     0                    0                    0                    700
   Write-off of exploration property                  0              822,218               34,141                856,359
 ------------------------------------------------------------------------------------------------------------------------
 NET LOSS FOR PERIOD                        (1,581,054)         $(2,289,124)           $(352,708)           $(4,686,187)
 ------------------------------------------------------------------------------------------------------------------------
 NET LOSS PER SHARE                            $ (0.09)             $ (0.18)             $ (0.04)
 ------------------------------------------------------------------------------------------------------------------------
 WEIGHTED AVERAGE NUMBER OF SHARES
   OUTSTANDING                               18,319,647           12,525,754            7,481,354
 ------------------------------------------------------------------------------------------------------------------------

See notes to consolidated financial statements.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
YEARS ENDED APRIL 30, 2004
(U.S. DOLLARS)
--------------------------------------------------------------------------------

                                                                          Common Stock                       Treasury Stock
                                                                    Shares            Par Value          Shares          Par Value
 -----------------------------------------------------------------------------------------------------------------------------------
 Common stock issued on
   Inception for assets                                             6,000,000           $6,000                 0               $0
 Net loss                                                                   0                0                 0                0
 -----------------------------------------------------------------------------------------------------------------------------------
 BALANCE, APRIL 30, 1998                                            6,000,000            6,000                 0                0
 Common stock issued
   For subscriptions                                                1,000,000            1,000                 0                0
   For resource properties                                            200,000              200                 0                0
 Share issue costs                                                          0                0                 0                0
 Net loss                                                                   0                0                 0                0
 Common stock returned to
   treasury for cancellation                                        (922,500)            (922)                 0                0
 -----------------------------------------------------------------------------------------------------------------------------------
 BALANCE APRIL 30, 1999                                             6,277,500            6,278                 0                0
 Common stock issued for cash                                         600,000              600                 0                0
 Common stock issued for finder's fee                                  50,000               50                 0                0
 Treasury stock (note 9)                                                    0                0          (23,000)             (23)
 Share issue costs                                                          0                0                 0                0
 Net loss                                                                   0                0                 0                0
 -----------------------------------------------------------------------------------------------------------------------------------
 BALANCE, APRIL 30, 2000                                            6,927,500            6,928          (23,000)             (23)
 Common stock issued for
   financial services                                                 120,000              120                 0                0
 Other comprehensive income                                                 0                0                 0                0
 Net loss                                                                   0                0                 0                0
 -----------------------------------------------------------------------------------------------------------------------------------
 BALANCE, APRIL 30, 2001                                            7,047,500           $7,048          (23,000)            $(23)
 -----------------------------------------------------------------------------------------------------------------------------------

                                                                                                      Deficit
                                                                                                    Accumulated           Total
                                                 Additional                           Other          During the       Stockholders'
                                                   Paid-in      Subscriptions     Comprehensive     Exploration           Equity
                                                   Capital        Received            Income           Stage           (Deficiency)
 --------------------------------------------------------------------------------------------------------------------------------
 Common stock issued on
   Inception for assets                              $91,834          $0                  $0                $0           $97,834
 Net loss                                                  0           0                   0             (700)             (700)
 --------------------------------------------------------------------------------------------------------------------------------
 BALANCE, APRIL 30, 1998                              91,834           0                   0             (700)            97,134
 Common stock issued
   For subscriptions                                 606,005           0                   0                 0           607,005
   For resource properties                           137,131           0                   0                 0           137,331
 Share issue costs                                  (15,586)           0                   0                 0          (15,586)
 Net loss                                                  0           0                   0         (210,736)         (210,736)
 Common stock returned to
   treasury for cancellation                       (554,700)           0                   0                 0         (555,622)
 --------------------------------------------------------------------------------------------------------------------------------
 BALANCE APRIL 30, 1999                              264,684           0                   0         (211,436)            59,526
 Common stock issued for cash                        299,400           0                   0                 0           300,000
 Common stock issued for finder's fee                 24,950           0                   0                 0            25,000
 Treasury stock (note 9)                            (15,189)           0                   0                 0          (15,212)
 Share issue costs                                  (25,000)           0                   0                 0          (25,000)
 Net loss                                                  0           0                   0         (319,714)         (319,714)
 --------------------------------------------------------------------------------------------------------------------------------
 BALANCE, APRIL 30, 2000                             548,845           0                   0         (531,150)            24,600
 Common stock issued for
   financial services                                 59,880           0                   0                 0            60,000
 Other comprehensive income                                0           0               3,534                 0             3,534
 Net loss                                                  0           0                   0         (136,856)         (136,856)
 --------------------------------------------------------------------------------------------------------------------------------
 BALANCE, APRIL 30, 2001                            $608,725          $0              $3,534        $(668,006)         $(48,722)
 --------------------------------------------------------------------------------------------------------------------------------

See notes to consolidated financial statements.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
YEARS ENDED APRIL 30, 2004
(U.S. DOLLARS)
--------------------------------------------------------------------------------

                                                                                                                         Additional
                                                           Common Stock                      Treasury Stock                Paid-in
                                                     Shares            Par Value         Shares         Par Value          Capital
 ----------------------------------------------------------------------------------------------------------------------------------
 BALANCE, APRIL 30, 2001                             7,047,500           $7,048        (23,000)            $(23)           $608,725
 Common stock issued for cash                          987,000              987               0                0            220,113
 Subscriptions received                                      0                0               0                0                  0
 Stock option compensation  expense                          0                0               0                0             77,600
 Other comprehensive income                                  0                0               0                0                  0
 Common stock deemed to be  issued (note 3)          3,950,000            3,950               0                0            193,550
 Warrants granted on purchase  (note 3)                      0                0               0                0             50,000
 Net loss                                                    0                0               0                0                  0
 ----------------------------------------------------------------------------------------------------------------------------------
 BALANCE, APRIL 30, 2002                            11,984,500           11,985        (23,000)             (23)          1,149,988
 Common stock issued for cash
   and settlement of debt                            2,300,000            2,300               0                0            299,700
 Subscriptions received                                      0                0               0                0                  0
 Stock option compensation  expense                          0                0               0                0             76,124
 Other comprehensive income  (loss)                          0                0               0                0                  0
 Net loss                                                    0                0               0                0                  0
 ----------------------------------------------------------------------------------------------------------------------------------
 BALANCE, APRIL 30, 2003                            14,284,500           14,285        (23,000)             (23)          1,525,812
 Common stock issued
   For settlement of debt                            1,037,638            1,037               0                0            102,727
   For cash                                          3,750,000            3,750               0                0            529,950
   For service                                       1,620,100            1,620               0                0            207,320
   For property                                         92,600               93               0                0             36,021
 Stock option compensation expenses                          0                0               0                0             89,340
 Beneficial conversion feature of
   convertible debenture (note 17)                           0                0               0                0            464,598
 Other comprehensive income (loss)                           0                0               0                0                  0
 Net loss                                                    0                0               0                0                  0
 ----------------------------------------------------------------------------------------------------------------------------------

 .2          BALANCE, APRIL 30, 2004                20,784,838          $20,785        (23,000)            $(23)         $2,955,768
 ----------------------------------------------------------------------------------------------------------------------------------

                                                                                                 Deficit
                                                                              Other            Accumulated           Total
                                                                          Comprehensive        During the        Stockholders'
                                                      Subscriptions           Income           Exploration           Equity
                                                        Received              (Loss)              Stage           (Deficiency)
 -----------------------------------------------------------------------------------------------------------------------------
 BALANCE, APRIL 30, 2001                                        $0              $3,534         $(668,006)           $(48,722)
 Common stock issued for cash                                    0                   0                  0             221,100
 Subscriptions received                                    112,500                   0                  0             112,500
 Stock option compensation  expense                              0                   0                  0              77,600
 Other comprehensive income                                      0                 256                  0                 256
 Common stock deemed to be  issued (note 3)                      0                   0                  0             197,500
 Warrants granted on purchase  (note 3)                          0                   0                  0              50,000
 Net loss                                                        0                   0          (352,708)           (352,708)
 -----------------------------------------------------------------------------------------------------------------------------
 BALANCE, APRIL 30, 2002                                   112,500               3,790        (1,020,714)             257,526
 Common stock issued for cash
   and settlement of debt                                        0                   0                  0             302,000
 Subscriptions received                                  (112,500)                   0                  0           (112,500)
 Stock option compensation  expense                              0                   0                  0              76,124
 Other comprehensive income  (loss)                              0            (79,340)                  0            (79,340)
 Net loss                                                        0                   0        (2,289,124)         (2,289,124)
 -----------------------------------------------------------------------------------------------------------------------------
 BALANCE, APRIL 30, 2003                                         0            (75,550)        (3,309,838)         (1,845,314)
 Common stock issued
   For settlement of debt                                        0                   0                  0             103,760
   For cash                                                      0                   0                  0             533,700
   For service                                                   0                   0                  0             208,940
   For property                                                  0                   0                  0              36,114
 Stock option compensation expenses                              0                   0                  0              89,340
 Beneficial conversion feature of
   convertible debenture (note 17)                               0                   0                  0             259,893
 Other comprehensive income (loss)                               0            (37,014)                  0            (37,014)
 Net loss                                                        0                   0        (1,581,054)         (1,581,054)
 -----------------------------------------------------------------------------------------------------------------------------

 .2          BALANCE, APRIL 30, 2004                            $0          $(112,564)       $(4,890,892)        $(2,026,926)
 -----------------------------------------------------------------------------------------------------------------------------

See notes to consolidated financial statements.

URANIUM POWER CORPORATION
(EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(U.S. DOLLARS)
--------------------------------------------------------------------------------

                                                                                                              FROM INCEPTION ON
                                                                                                                APRIL 3, 1998
                                                                       YEAR ENDED APRIL 30,                        THROUGH
                                                             2004              2003              2002          APRIL 30, 2004
 -----------------------------------------------------------------------------------------------------------------------------
 OPERATING ACTIVITIES
   Net loss                                             $(1,581,054)      $(2,289,124)        $(352,708)         $(4,868,187)
   Adjustments to reconcile net loss to net cash
     used in operating activities
       Compensation expense                                   89,340            76,124            77,600              243,064
       Consulting expenses satisfied by shares               196,940                 0                 0              281,940
       Exploration costs acquired for shares                       0                 0                 0              137,331
       Equity loss from investment                                 0                 0                 0               19,713
       Financial services acquired for shares                      0                 0                 0               60,000
       Non-cash financing expense                            464,598                 0                 0              259,893
       Write-off of exploration property                           0           822,218            34,141              856,359
 -----------------------------------------------------------------------------------------------------------------------------
 CHANGES IN NON-CASH WORKING CAPITAL
   Accounts receivable                                      (14,168)             (279)           (5,529)             (20,718)
   Accounts payable                                          108,474           934,240            34,123            1,153,654
 -----------------------------------------------------------------------------------------------------------------------------
                                                              94,306           933,961            28,594            1,132,936
 -----------------------------------------------------------------------------------------------------------------------------
 CASH USED IN OPERATING ACTIVITIES                         (735,870)         (456,821)         (212,373)          (1,779,951)
 -----------------------------------------------------------------------------------------------------------------------------
 INVESTING ACTIVITIES
   Earth Energy Licence                                    (106,508)                 0                 0            (106,508)
   Property acquisition                                     (82,341)          (75,048)         (499,670)            (666,200)
   Investment in Energy 51 Inc.                            (152,800)                 0                 0            (152,800)
 -----------------------------------------------------------------------------------------------------------------------------
 CASH USED IN INVESTING ACTIVITIES                         (341,649)          (75,048)         (499,670)            (925,508)
 -----------------------------------------------------------------------------------------------------------------------------
 FINANCING ACTIVITIES
   Issuance of shares for cash                               533,700           302,000           221,100            1,446,621
   Common stock returned to treasury                               0                 0                 0             (15,212)
   Convertible debentures                                  1,020,375                 0                 0            1,020,375
   Share issue costs                                               0                 0                 0             (40,586)
   Advances from Uranium Holdings  Corporation                     0          (16,856)          (15,762)                    0
   Advances from (to) related parties                      (127,084)           321,435           444,956              639,307
   Subscriptions received                                          0         (112,500)           112,500                    0
   Cheques issued in excess of  funds on deposit               (836)               836          (13,853)                    0
 -----------------------------------------------------------------------------------------------------------------------------
 CASH PROVIDED BY FINANCING ACTIVITIES                     1,426,155           494,915           748,941            3,050,505
 -----------------------------------------------------------------------------------------------------------------------------
 FOREIGN CURRENCY TRANSLATION                                      0             (200)               256                3,590
 -----------------------------------------------------------------------------------------------------------------------------
 INFLOW (OUTFLOW) OF CASH                                    348,636          (37,154)            37,154              348,636
 CASH, BEGINNING OF PERIOD                                         0            37,154                 0                    0
 -----------------------------------------------------------------------------------------------------------------------------
 CASH, END OF PERIOD                                        $348,636                $0           $37,154             $348,636
 -----------------------------------------------------------------------------------------------------------------------------
 NON-CASH FINANCING ACTIVITIES
   Common stock deemed to be issued  for properties          $36,114                $0          $197,500             $468,779
   Warrants granted on purchase of properties                     $0                $0           $50,000              $50,000
   Common stock issued for services                         $196,940                $0                $0             $281,940
 -----------------------------------------------------------------------------------------------------------------------------

See notes to consolidated financial statements.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)
--------------------------------------------------------------------------------

1.    ORGANIZATION AND NATURE OF BUSINESS

      The Company was incorporated on April 3, 1998 under the laws of the State of Colorado. The Company is in the exploration stage as defined in statement No. 7 of the Financial Accounting Standards Board. The principal business activity is the exploration and development of natural resource properties principally in Canada.

      These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Anhydride Petroleum (USA), Inc. ("Anhydride USA") and Anhydride USA's wholly owned subsidiary Anhydride Petroleum (Canada) Inc. ("Anhydride Canada") acquired April 30, 2002 (note
      3).

      All intercompany transactions have been eliminated.

2.    GOING CONCERN

      These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going-concern basis. This presumes funds will be available to finance on-going development, operations and capital expenditures and the realization of assets and the payment of liabilities in the normal course of operations for the foreseeable future. Management intends to raise additional capital through share issuances to finance operations and invest in other business opportunities.

      The Company has a working capital deficit of $2,405,505 (2003 - $1,846,130), minimal other capital resources presently available to meet obligations which normally can be expected to be incurred by similar companies and has accumulated stockholder's deficiency of $2,026,926 (2003
      - $1,845,314). During the 2003 fiscal year the Company wrote off its investments in its resource properties as it had no further plans to develop them.

      Included in accounts payable is $692,420 (2003 - $718,462) payable by Anhydride Canada. Certain of the creditors of Anhydride Canada have threatened receivership proceedings against Anhydride Canada unless they are paid in full. Anhydride Canada does not have the resources to meet these demands and the Company has determined that it will not commit resources to Anhydride Canada or defend such action should the creditors take it. To date no formal action has been taken by the Anhydride Canada creditors.

      The outcome of the above matters cannot be predicted. These financial statements do not give effect to any adjustments to the amounts and classification of assets and liabilities which might be necessary should the Company be unable to continue as a going concern.

      These factors raise substantial doubt about the Company's ability to continue as a going-concern which is dependent on the Company's ability to obtain and maintain an appropriate level of financing on a timely basis and to achieve sufficient cash flows to cover obligations and expenses.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)
--------------------------------------------------------------------------------

3.    ACQUISITION OF ASSETS

      On April 30, 2002, the Company entered into and consummated the transactions contemplated by an Agreement and Plan of Reorganization (the "Merger Agreement"), whereby Anhydride USA, a Colorado corporation, a wholly owned subsidiary of October Sun, a Nevada corporation ("October Sun") was merged with and into a wholly owned subsidiary of the Company. Upon consummation of the Merger Agreement, Anhydride USA, the surviving corporation of the merger, became a wholly owned subsidiary of the Company and Anhydride Canada, its wholly owned subsidiary, became an indirect subsidiary of the Company, in exchange for the issuance of (a) 3,950,000 shares of common stock of the Company (b) a warrant to purchase 500,000 shares of common stock at an exercise price of $0.01 per share, upon successful completion of certain petroleum wells; which was cancelled and replaced with a warrant to a different party for 600,000 shares on similar terms with an expiry date of August 30, 2004 (note 8); and (c) a demand promissory note in the principal amount of $100,000. As per the Merger Agreement, the 3,950,000 shares were deemed to have been issued on April 30, 2002 (note 6(e)(b)(iii)).

      In addition to the shares, warrants, and demand promissory note issued to October Sun, as a condition of closing of the Merger Agreement, the Company (a) issued to third parties a warrant to purchase 1,000,000 shares of common stock at an exercise price of $0.01 per share, expiring July 25, 2003; (b) issued under the 2000 Stock Option Plan, options to purchase 500,000 shares of the common stock at an exercise price of $0.27 per share, expiring August 21, 2006; (c) committed to pay up to $60,000 in costs in connection with the completion or abandonment of certain petroleum wells (note 6(e)), and agreed to pay $60,000 (CDN $100,000) to a third party upon successful completion of a petroleum well.

      As of April 30, 2002, the Company acquired 100% of Anhydride USA. The acquisition has been accounted for using the purchase method of accounting for business combinations. Assets of the acquired entity are more fully described in note 6(e). For the purpose of acquisition, the common stock and warrants were valued at $0.05 per share. The net assets acquired were as follows:

   ----------------------------------------------------------------------------------------------------------
   Current assets                                                                                     $1,587
   Other assets - property                                                                           237,601
   ----------------------------------------------------------------------------------------------------------
                                                                                                     239,188
   Total liabilities                                                                               (326,256)
   ----------------------------------------------------------------------------------------------------------
   Net liabilities acquired                                                                         (87,068)
   Consideration paid:
     Common stock                                                                  $197,500
     Warrants                                                                        50,000
     Note payable                                                                   100,000          347,500
   ----------------------------------------------------------------------------------------------------------
   Excess of consideration paid over net assets (liabacquired,ilities
     (liabilities) acquired, allocated to the
     acquisition cost of property                                                                   $434,568
   ----------------------------------------------------------------------------------------------------------

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)
--------------------------------------------------------------------------------

3.    ACQUISITION OF ASSETS (Continued)

      The total acquisition cost of the Athabasca Oil Prospect and Firebag Prospect was allocated as follows:

--------------------------------------------------------------------------------------------------------------------
                                                                 Firebag           Athabasca Oil
                                                                 Prospect             Prospect              Total
--------------------------------------------------------------------------------------------------------------------
Initial cash payment                                                   $0                 $75,000           $75,000
Assumption of Anhydride Canada obligations                         26,769                 210,833           237,603
Excess of consideration paid over net assets acquired                   0                 434,568           434,568
--------------------------------------------------------------------------------------------------------------------

                                                                  $26,769                $720,401          $747,171
--------------------------------------------------------------------------------------------------------------------


4.    SIGNIFICANT ACCOUNTING POLICIES

      (a)   Exploration stage expenditures

            The Company expenses all expenditures for exploration of properties as they are incurred where the properties do not have proven mineral reserves.

      (b)   Investments

            Investments in Uranium Holdings Corporation and Energy 51 Inc. are accounted for by the cost method whereby the original cost of the investment is not adjusted unless there is a permanent decline in value or the asset is disposed of.

      (c)   Foreign currency translation

            The Company's operations and activities are conducted principally in Canada, hence the Canadian dollar is the functional currency which is translated into U.S. dollars for reporting purposes as follows:

            (i) Monetary assets and liabilities at the rate of exchange in effect as at the balance sheet date;

            (ii) Non-monetary assets and liabilities at the exchange rates prevailing at the time of the acquisition of the assets or assumption of the liabilities; and,

            (iii) Revenues and  expenditures at the average rate of exchange for the year.

            Gains and losses arising from this translation of foreign currency are included in other comprehensive income (loss) as a separate component of stockholders' equity (deficiency).

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)
--------------------------------------------------------------------------------


4.    SIGNIFICANT ACCOUNTING POLICIES (Continued)

      (d)   Comprehensive loss

            Comprehensive loss is comprised of net loss and other comprehensive income (loss) arising from foreign currency translation.

      (e)   Loss per share

            Loss per share calculations are based on the weighted average number of shares outstanding during the period. Diluted loss per share has not been presented separately as the outstanding warrants are anti-dilutive for each of the periods presented.

      (f)   Use of estimates

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and would impact future results of operations and cash flows.

      (g)   Income taxes

            Income taxes are calculated using the liability method of accounting. Temporary differences arising from the difference between the tax basis of an asset or liability and its carrying amount on the balance sheet are used to calculate deferred income tax liabilities or assets. These standards required that the deferred income tax asset and liabilities be measured using tax rates and laws that are expected to apply when the temporary differences are expected to reverse.

      (h)   Stock-based compensation

            The Company applies the intrinsic value method of accounting as prescribed by APB Opinion No. 25 "Accounting for Stock Issued to Employees" and related interpretations, in accounting for options granted to employees. As such, compensation expense is recorded on the date of the grant when the market price of the underlying stock exceeds the exercise price. SFAS 123 "Accounting for Stock-based Compensation" establishes accounting and disclosure requirements using the fair value-based method of accounting for stock-based compensation plans. As allowed by SFAS 123, the Company elected to continue to apply the intrinsic value-based method of accounting described above and has adopted the disclosure requirements of SFAS 123, as amended by SFAS 148 effective May 1, 2003.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)
--------------------------------------------------------------------------------


4.    SIGNIFICANT ACCOUNTING POLICIES (Continued)

            The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock options granted to employees, and accordingly, compensation expense of $Nil (2003 - $Nil) was recognized as compensation expense. Had compensation expense been determined as provided in SFAS 123 using the Black-Scholes option-pricing model, the pro-forma effect on the Company's net loss and per share amounts would have been as follows:

       ------------------------------------------------------------- ----------------------- --------------------
                                                          2004                    2003                 2002
       ------------------------------------------------------------- ----------------------- --------------------
       Net loss, as reported                           $(1,581,054)            $(2,289,124)          $(352,708))
       Deduct:
         Total stock-based compensation
           expense determined under value under
           based method awards, net of
           related tax effects                            (127,886)               (137,175)             (24,250)
       ------------------------------------------------------------- ----------------------- --------------------
       Net loss, pro-forma                             $(1,708,940)            $(2,426,299)           $(376,958)
       ------------------------------------------------------------- ----------------------- --------------------

       ------------------------------------------------------------- ----------------------- --------------------
                                                               2004                    2003                 2002
       ------------------------------------------------------------- ----------------------- --------------------

       Net loss per share, as reported                     $ (0.09)                $ (0.18)             $ (0.04)
       Add:
         Stock-based expense determined
           under fair value based method
           awards, net of related tax effects                (0.00)                  (0.01)               (0.00)
       ------------------------------------------------------------- ----------------------- --------------------

       Net loss per share, pro-forma                       $ (0.09)                $ (0.19)             $ (0.04)
       ------------------------------------------------------------- ----------------------- --------------------

            During the year ended April 30, 2004, 2,440,000 options were granted to consultants. These options were accounted for using the Black-Scholes option-pricing model, which resulted in consulting expenses totalling $89,340 (2003 - $76,124; 2002 - $77,600).

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)
--------------------------------------------------------------------------------


4.    SIGNIFICANT ACCOUNTING POLICIES (Continued)

      The fair value of each option grant is calculated using the following weighted average assumption:

          --------------------------------------------------------------------
                                                2004                  2003
          --------------------------------------------------------------------

          Expected life (years)                       1                     2
          Interest rate                            2.5%                 3.00%
          Volatility                             84.01%                70.86%
          Dividend yield                          0.00%                 0.00%
          --------------------------------------------------------------------

      (i)   Recent accounting pronouncements

            (c) In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements. Interpretation 46 establishes accounting guidance for consolidation of variable interest entities that function to support the activities of the primary beneficiary. Interpretation 46 applies to any business enterprise both public and private that has a controlling interest entity. The Company has no investment in or contractual relationship or other business relationship with a variable interest entity and therefore the adoption did not have any impact on the Company's consolidated financial position, results of operations or cash flows.

            (d)   On  April  30,  2003,  the  FASB  issued  Statement  No.  149,
                  Amendment of Statement 133 on Derivative Instruments and Hedging Activities. Statement 149 is intended to result in more consistent reporting of contracts as either freestanding derivative instruments subject to Statement 133 in its entirety, or as hybrid instruments with debt host contracts and embedded derivative features. In addition, Statement 149 clarifies the definition of a derivative by providing guidance on the meaning of initial net investments related to derivatives. Statement 149 is effective for contracts entered into or modified after June 30, 2003. The adoption of Statement 149 did not have any effect on the Company's consolidated financial position, results of operations or cash flows.

            (c) On May 15, 2003, the FASB issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. Statement 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. Statement 150 represents a significant change in practice in the accounting for a number of financial instruments, including mandatory redeemable equity instruments and certain equity derivatives that frequently are used in connection with share repurchase programs. Statement 150 is effective for all financial instruments created or modified after May 31, 2003, and to other instruments as of September 1, 2003. The effect of adopting this statement did not have any impact on the Company's consolidated financial position, results of operations or cash flows.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)
--------------------------------------------------------------------------------


5.    FINANCIAL INSTRUMENTS

      (i) The carrying value of cash, accounts receivable, cheques issued in excess of funds on deposit, accounts payable and due to related parties approximate their fair value because of the short maturity of these financial instruments.

      (ii)  Interest rate risk

            The Company is not exposed to significant interest rate risk due to the short-term maturity of its monetary current assets and current liabilities.

      (iii) Translation risk

            The Company is exposed to foreign currency fluctuations to the extent expenditures incurred by the Company are not denominated in U.S. dollars.

6.    PROPERTIES

            --------------------------------------------------------------------------------- -----------------------
                                                                                     2004                    2003
            --------------------------------------------------------------------------------- -----------------------
            Balance, beginning of year
              Northern Mining District Saskatchewan (note 6(c))                           $0                 $34,141
              Hocking Lake and Henday Lake Properties (note 6(a))                          1                       1
            Acquisitions
              Athabasca Oil Prospect (note 6(e))                                           0                  26,769
              Firebag Prospect (note 6(f))                                                 0                 720,401
              Pasquai Hills, Oil Shale Prospect (note 6(g))                          118,455                       0
            Written off in year                                                            0               (781,311)
            --------------------------------------------------------------------------------- -----------------------

            Balance, end of year                                                    $118,456                      $1
            --------------------------------------------------------------------------------- -----------------------

      (a)   Hocking Lake and Henday Lake Properties

            By agreement dated April 13, 1998, the Company acquired all the assets of Athabasca Uranium Syndicate (a British Columbia, Canada syndicate) which consisted of cash and the Hocking Lake Property and Henday Lake Property. These properties were acquired in 1997 by the syndicate for $59,459 (CDN - $82,270) being the sellers' historical cost as the sellers were the controlling stockholders.

            Consideration given to the members of the syndicate was 6,000,000 common stock of the Company at a par value of $0.001 each. The cost of the assets acquired totalled $97,834.

            As of April 30, 2002 all claims related to the Hocking Lake Property had lapsed. The Henday Lake Property was transferred to Uranium Holdings Corporation in December 2000 (note 6(d)).

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)
--------------------------------------------------------------------------------


6.    PROPERTIES (Continued)

      (b)   Saskatchewan Uranium Properties

            By agreement dated December 16, 1998, the Company has options to acquire a 100% interest in 11 mining claims in Saskatchewan, Canada, upon incurring cumulative expenditures of approximately $338,000 (CDN - $500,000) by May 31, 2000 as amended and an additional approximate $1,712,000 (CDN - $2,500,000) by December 31, 2002.

            By an agreement dated March 24, 1999, between the Company and Pacific Amber Resources Ltd. ("Pacific"), the latter will earn a 50% interest in the Saskatchewan Uranium Properties and all of the Company's rights, licences and permits pertinent thereto held for the specific use and enjoyment thereof by completing the initial program and incurring $325,000 (CDN - $500,000) in expenditures on or before December 31, 1999, as amended. A total of approximately $324,000 (CDN - $498,250) was incurred as of April 30, 2000. In return for the 50% option interest, the Company issued Pacific Amber 200,000 shares of common stock at a deemed value of $0.65 each.

            All exploration costs incurred on these properties have been expensed as incurred resulting in no recognition of an asset on the balance sheet. As a result of this policy, the transfer of a 50% interest to Pacific resulted in no gain or loss as there were no proceeds from the disposition. Additionally, the Company's issuance of 200,000 shares to Pacific was expensed as exploration costs when incurred.

            The Company had not met its exploration requirements as of April 30, 2003 and as such, the claims reverted back to the original option or and the Company no longer maintains any interest in these claims.

      (c)   Northern mining property

            By agreement dated July 29, 1998  (subsequently  extended to July 1,
            2000) the Company acquired a 100% interest in a mining claim in Northern Mining District, Saskatchewan by issuing 50,000 shares of free trading common stock as a finder's fee to an unrelated party and paying CDN $13,375 to the vendor of the property. The vendor has the right to receive $0.35 per pound of the uranium minerals mined from the claim if the price is $18.00 per pound or less, $0.50 per pound where the price is $18.00 per pound or more, or a 3% net smelter royalty if other minerals are mined from the claims.

            The transaction was accounted for valuing the common stock issued at $25,000 plus the seller's historical cost of $9,141 (CDN - $13,375).

            As of April 30, 2002, the Company's claim on this property had lapsed and the property was written off in 2003.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)
--------------------------------------------------------------------------------


6.    PROPERTIES (Continued)

      (d)   Uranium Holdings Corporation

            Pursuant to a letter of intent dated December 1, 2000 with one of its stockholders, the Company transferred all its rights to the Henday Lake Property to a newly formed company, Uranium Holdings Corporation ("UHC"), a Nevada Corporation, in exchange for $131,183 (CDN - $199,713) to be spent on the Henday Lake Property and 20% of the equity of UHC.

            As part of the agreement, the Company executed a note in favour of UHC for $38,005 (CDN - $58,376). The note is non-interest bearing and payable on demand upon the closure of the sale of controlling interest in the Company to a third party, or at such time as the Company acquires funds from another source. During the year ended April 30, 2003, the Company repaid the loan in full.

            The Company will continue to hold a 20% interest in the claims transferred to UHC regardless of the equity issued subsequent to the incorporation of UHC. The Company shall have a carried interest in the claims until such time as a total of $163,334 (CDN - $250,000) inclusive of the $94,080 (CDN - $144,000) required for the first work program has been expended. As of April 30, 2004, $475,584 (2003
            - $177,959) had been spent on the property. Subsequent to such expenditure, the Company shall retain the right to participate on the same basis as the investors in future expenditure programs on a pro-rata basis. Should the Company not provide the requested funds within 30 days of written demand, the Company's 20% interest shall be reduced in such manner as may reasonably be negotiated between the parties. During the year ended April 30, 2004 the Company expended $59,525 to maintain its 20% interest in the claims.

      (e)   Athabaska Oil Prospect

            (a) During the year ended April 30, 2002, the Company signed an Option Agreement with October Sun to purchase all the issued and outstanding shares in the capital stock of Anhydride
                  Canada owned by October Sun. Anhydride Canada owns certain petroleum and natural gas parcels and rights in the Province of Alberta, Canada. Consideration was as follows:

                  (i)   cash of $75,000 (paid);

                  (ii) transferrable share purchase warrants (issued) for 1,000,000 shares of common stock of the Company exercisable at $0.01 per share on or before July 25, 2003 to third parties;

                  (iii) commit to pay all costs to a maximum of  $60,000  (paid)
                        for completion or abandonment of an existing well that Anhydride Canada had the rights to explore; and

                  (iv) issue to third parties, options entitling them to purchase 500,000 shares of common stock of the Company (issued), at $0.27 per share, on or before August 21, 2006.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)
--------------------------------------------------------------------------------


6.    PROPERTIES (Continued)

      (b)   The Company completed the following to exercise the option:

            (i) delivered $100,000 by way of demand promissory note to October Sun (note 11);

            (ii) assumed the obligations of Anhydride Canada of a promissory note of $192,700 (CDN - $300,000) and a bonus of $64,230 (CDN
                  - $100,000) to the lenders (this obligation has been paid off in full);

            (iii) 3,950,000  shares at a deemed price of $0.001 per share deemed to be issued to the private company or assigns; and

            (iv) granted October Sun a transferable warrant to subscribe for 500,000 shares of common stock at $0.01 per share for a one year period following the successful test of the initial well. This warrant was cancelled and replaced by one for 600,000 shares of common stock on similar terms to a third party (note
                  8).

            The acquisition of the Athabaska Oil Prospect was accomplished through the consummation of a reverse triangular merger completed April 30, 2002 (note 3).

            The Athabasca Prospect is located adjacent to the city of Fort McMurray, which is located in the northeast part of the Province of Alberta, Canada. The prospect is comprised of four Alberta petroleum and natural gas licenses covering 97 sections of land (62,080 acres). Three of the licenses were acquired by Anhydride Canada directly from the Government of the Province of Alberta and pertain to petroleum and natural gas below the Woodbend formation. Separately Anhydride Canada holds the right to earn an interest in another license, covering one section of land below the base of Precambrian formation, which contains a suspended well (the "7-32 Well"). This right is subject to the Company beginning a $156,250 (CDN $250,000) testing program on the 7-32 Well on or before September 15, 2003 (done).

            During the year ended April 30, 2003, the Company re-entered the 7-32 Well and a total of $1,650,298 was spent in exploration costs to test and deepen it. Of this amount $846,507 was contributed by working interest holders, see Farmout Agreements (note 14), and this amount has been deducted from the total exploration costs leaving net exploration costs of $803,791 being charged to operations. The result of the exploration was that no economic quantities of hydrocarbons were discovered and as a result the property was been written off during the year ended April 30, 2003.

      (f)   Firebag Prospect

            The Firebag Prospect is located roughly 85 kilometres northeast of the town of Fort McMurray in the Province of Alberta and is comprised of two Alberta petroleum and natural gas licenses (below base of Woodbend formation) amounting to 31 sections (19,840 acres) of land. During 2003 the Company determined that it lacked the resources to pursue this prospect further and as a result the property has been written off.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)
--------------------------------------------------------------------------------

6.    PROPERTIES (Continued)

      (g)   Pasquia Hills, Oil Shale Project

      During the year ended April 30, 2004, the Company acquired the right to acquire a 60% joint venture interest in the Pasquia Hills oil shale project, covering approximately 700,000 acres located in the Pasquia Hills area of Saskatchewan, from Western Petrochemicals Corp. ("WPC"). Pursuant to the agreement the Company has made a payment of $26,090 to WPC and has paid certain other costs on WPC's behalf.

      During the period the Company reached an agreement with WPC and its major shareholders to acquire all of the issued and outstanding shares of WPC for the equivalent of up to 900,000 shares of preferred shares and 2,000,000 shares of common stock of the Company with certain registration rights. The preferred stock are to be non-dividend bearing, carry ten votes each and convertible into common stock as to ten common shares for each preferred share upon the Company increasing its authorized capital. As the Company and WPC are currently finalizing the structure and documentation these shares have not been issued.

      The Company also acquired the rights to a farm-in agreement on the Pasquia Hills land from a non-related company for 92,000 shares of common stock (issued) and a cash payment of $29,923.

7.    STOCK OPTIONS

      During the year ended April 30, 2000, the Company adopted an incentive and a non-statutory stock option plan. As of April 30, 2003 and April 30, 2004 the Company had options outstanding to acquire 1,050,000 shares of common stock under the 2000 plan at $0.27 per share until August 21, 2006. There are no additional options available to be issued under this plan.

      During the year ended April 30, 2003, the Company adopted a 2002 Stock Option Plan (the "2002 Plan") which as at April 30, 2003 had outstanding options to acquire up to 1,365,000 shares of common stock, which were to expire as to 100,000 at $0.25 per share on April 15, 2004, 410,000 at $0.12 on April 25, 2004, 230,000 at $0.25 per share on May 15, 2004,
      400,000 on May 6, 2005 and  225,000 at $0.25 on May 15,  2005.  During the
      year ended April 30, 2004 the Company cancelled 400,000 options at $0.25 per share which expired on May 6, 2005 and reissued them on $0.11 per share until June 28, 2004. Also during this period 810,000 options were exercised as to 410,000 options at $0.12 per share with an expiry date of April 25, 2004 and 400,000 options at $0.11 per share with an expiry date of June 28, 2004. On April 15, 2004, 100,000 options expired unexercised. As all available options under this plan have been issued no additional options may be granted under the 2002 Plan. Under the 2002 Plan there remain outstanding 455,000 options to acquire that same number of common shares.

      On June 20, 2003, the Company adopted the 2003 Stock Option Plan (the "2003 Plan"), whereby 2,500,000 shares of common stock may be optioned. The 2003 Plan has not been adopted or ratified by the shareholders of the Company. Incentive options may be granted at any price for a period of up to ten years. During the nine months ended January 31, 2004 the Company issued a total of 2,500,000 options to acquire that same number of common shares. These options were issued as to 1,050,000 options at a deemed price of $0.10 per share for services, 400,000 options at $0.12 per share until June 25, 2004, 500,000 options at $0.06 per share until July 31, 2004, 300,000 options at $0.09 per share until August 15, 2004 and 250,000 options at $0.10 per share until August 18, 2004. All the options were exercised during the period and no additional options may be granted under the 2003 Plan.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)
--------------------------------------------------------------------------------

7.    STOCK OPTION PLAN (Continued)

      On September 18, 2003, the Company adopted the 2003b Incentive Stock Option Plan (the "2003b Plan"), whereby 2,500,000 shares of common stock may be optioned. The stock option plan has not been adopted or ratified by the shareholders of the Company. Incentive options may be granted at any price for a period of up to ten years. During the year ended April 30, 2004 the Company issued a total of 2,450,100 options to acquire that same number of common shares. These options were issued as to 650,000 options at a deemed price of $0.10 per share for services, 490,000 options at a deemed price of $0.17 per share for services, 170,000 options at $0.23 per share until September 19, 2004, 520,000 options at $0.17 per share until October 3, 2004, 100,000 options at $0.20 per share until October 10, 2004, 100,000 shares at $0.21 per share until November 12, 2004, 200,000 shares at $0.45 per share until November 20, 2004, 100 options at a deemed price of $0.40 per share for services, 20,000 options at a deemed price of $0.33 per share for services and 200,000 options at $0.10 per share expiring October 15, 2004. All of the options issued during the period were exercised during the period. The Company may issue up to an additional 49,900 options pursuant to this plan.

      On October 15, 2003, the Company adopted the 2003c Stock Plan (the "2003c Plan"), whereby 2,000,000 shares of common stock may be optioned. The 2003c Plan has not been adopted or ratified by the shareholders of the Company. Incentive options may be granted at any price for a period of up to ten years. During the year ended January 31, 2004, the Company issued 700,000 options to acquire that same number of common shares as to 600,000 options at $0.17 per share and 100,000 options at $0.30 per share expiring January 27, 2005. As at April 30, 2004 the Company may issue up to an additional 1,300,000 options pursuant to this plan.

THE COMPANY ALSO ISSUED AN OPTION, NOT UNDER A PLAN, TO A CONSULTANT TO ACQUIRE UP TO 150,000 COMMON SHARES AT $0.27 PER SHARE UNTIL MARCH 31, 2003, WHICH EXPIRED UNEXERCISED DURING THE YEAR ENDED APRIL 30, 2003.

      The following table summarizes the Company's stock option activity for the years ended April 30:

            --------------------------------------------------------------------------------------------------
                                                                                                 Weighted
                                                                            Exercise              Average
                                                       Number                 Price              Exercise
                                                      of Shares             Per Share              Price
            --------------------------------------------------------------------------------------------------
            Balance, April 30, 2002                     1,200,000       $ 0.27 to $ 0.50          $ 0.30
            Granted during year                         3,310,000       $ 0.12 to $ 0.27          $ 0.24
            Cancelled                                   (810,000)       $ 0.25 to $ 0.27          $ 0.22
            Exercised                                 (1,135,000)       $ 0.11 to $ 0.20          $ 0.16
            Expired                                     (150,000)            $ 0.27               $ 0.27
            --------------------------------------------------------------------------------------------------
            Balance, April 30, 2003                     2,415,000        $ 0.12 to 0.27           $ 0.24
            Granted during year                         6,050,100       $ 0.06 to $ 0.45          $ 0.14
            Cancelled                                   (400,000)            $ 0.25               $ 0.25
            Exercised                                 (5,760,100)       $ 0.06 to $ 0.45          $ 0.13
            Expired                                     (100,000)            $ 0.25               $ 0.25
            --------------------------------------------------------------------------------------------------

            Balance, April 30, 2004                     2,205,000            $ 0.24
            --------------------------------------------------------------------------------------------------

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended April 30, 2004, 2003 and 2002 and Period From April 3, 1998 (Inception) Through April 30, 2004
(U.S. DOLLARS)
--------------------------------------------------------------------------------


7.    STOCK OPTION PLAN (Continued)

      Share purchase options are outstanding as follows at April 30:

            ---------------------------------------------------------------------------------------------
                                                  Exercise                  Number of Shares
            Expiry Date                             Price                      2004                 2003
            ------------------------------------------------------------------------ --------------------
            August 21, 2006                        $ 0.27                 1,050,000            1,050,000
            May 6, 2005                            $ 0.25                         0              400,000
            May 15, 2005                           $ 0.25                   455,000              455,000
            April 15, 2004                         $ 0.25                         0              100,000
            April 25, 2004                         $ 0.12                         0              410,000
            October 15, 2004                       $ 0.17                   600,000                    0
            January 27, 2005                       $ 0.30                   100,000                    0
            ------------------------------------------------------------------------ --------------------

                                                                          2,205,000            2,415,000
            ------------------------------------------------------------------------ --------------------

SUBSEQUENT TO APRIL 30, 2004, THE COMPANY ISSUED 600,000 OPTIONS TO ACQUIRE THAT
 SAME NUMBER OF COMMON SHARES AS TO 500,000 OPTIONS AT A DEEMED PRICE OF $0.40
  PER SHARE TO CONSULTANTS FOR SERVICES AND 100,000 OPTIONS AT $0.40 PER SHARE
               WHICH EXPIRES MAY 4, 2005 AND WAS ALSO EXERCISED.

8.    WARRANTS

      During the year ended April 30, 2002, the Company issued 1,000,000 warrants at $0.01 per share, to acquire the same number of shares before July 25, 2003. These warrants expired unexercised.

      The Company also issued 600,000 warrants at $0.01 per share, to acquire the same number of shares. The exercise of the warrants is subject to a successful well being drilled on either the Athabasca or Firebag prospects and expire on the earlier of one year following the successful completion of a well and August 30, 2004. Given that Athabasca and Firebag prospects have been written off and no well was completed, these warrants expired.

      During the year ended April 30, 2003, the Company issued warrants which were based on the Limited Partnership exploration expenditures, see Farmout Agreements (note 14). As of April 30, 2003 the Limited Partnership was entitled to warrants to acquire 483,000 common shares at $0.25 per share until July 11, 2003. During the year ended April 30, 2004, these warrants expired unexercised.

      During the year ended April 30, 2003, the Company issued warrants to other joint venture parties, all on similar terms and conditions, see Farmout
      Agreements (note 14). Pursuant to these agreements the Company is committed to issuing 410,000 warrants that will entitle the holders to acquire that same number of common shares at $0.25 per share. These warrants expire as to 350,000 on November 25, 2003, 10,000 on February 27, 2004, 10,000 on February 28, 2004 and 40,000 on March 3, 2004. All of
      these warrants expired unexercised.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)
--------------------------------------------------------------------------------


8.    WARRANTS (Continued)

      Pursuant to the issuance of Convertible Debentures (note 17) the Company also issued 2,666,666 warrants. Each warrant entitles its holder to purchase an additional common share of the Company during the period January 6, 2004 to January 6, 2005 at $0.35 per share. The holder of the warrants may elect a cashless exercise of the warrants based on the market value of the Company's common shares at the time of exercise. The Company has granted the holders of the warrants registration rights on the underlying common shares. The registration rights agreement calls for the Company to have registered the underlying shares for resale by May 29, 2004 which the Company has not yet done.

9.    COMMON STOCK

      (a)   Treasury stock

            During the year ended April 30, 2000 the Company purchased 23,000 shares of its common stock from the original owners who had acquired the shares prior to April 30, 2000 in a private placement. The common stock was purchased for the same amount as the proceeds from original issue.

      (b)   Private placements

            The Company received $150,000 in share subscriptions pertaining to a private placement of 1,500,000 shares at $0.10 per share of which 375,000 shares have been issued to April 30, 2002 for net subscriptions received at April 30, 2002 of $112,500. The balance of 1,125,000 shares were issued during the April 30, 2003 year-end. In addition, during the April 30, 2003 year-end, the Company completed a private placement of 40,000 shares at $0.30 per share for total proceeds of $12,000 and during the year ended April 30, 2004 it completed a private placement of 200,000 shares for proceeds of $40,000.

      (c)   Stock options

            During the year ended April 30, 2003, 1,135,000 stock options were exercised by certain of the holders for total proceeds of $177,500 and during the year ended April 30, 2004, 3,550,000 options were exercised for gross proceeds of $493,700.

      (d)   Settlement with Anhydride Canada Creditors

            In an attempt to settle outstanding liabilities of Anhydride Canada, the Company made an offer to creditors to settle outstanding debts for shares of the Company at a deemed price of $0.10 per share for every $0.15 CDN of debt held. The Company has received acceptances from creditors totalling $303,781 ($416,484 CDN) which represents 2,776,560 common shares. During the year ended April 30, 2004 the Company issued 287,638 shares pursuant to these agreements.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)
--------------------------------------------------------------------------------


10.   ACCOUNTS PAYABLE

      Accounts payable at April 30 consists of the following:

            --------------------------------------------------------------------
                                                         2004           2003
            --------------------------------------------------------------------

            Trade accounts payable                      $945,927       $837,355
            Advances from third parties                  169,250        248,098
            --------------------------------------------------------------------

                                                      $1,115,177     $1,085,453
            --------------------------------------------------------------------

11.   RELATED PARTY TRANSACTIONS

      The following non-arm's length transactions occurred with parties who are directors and stockholders of the Company.

      (a) Acquisition of assets of Athabasca Uranium Syndicate (note 6(a)) in exchange for 6,000,000 common stock.

      (b) Agreement with Pacific Amber Resources Ltd. (note 6(b)) and issuance of 200,000 common stock under the agreement.

      (c) Option to acquire an interest in a mining claim from a minority stockholder who is an officer and director (note 6(c)).

      (d) During the year ended April 30, 2003, the Company was charged management fees of $72,000 (2003 - $72,000) by October Sun from whom the Company acquired Anhydride USA. October Sun is related to the Company by way of significant influence. As of April 30, 2004, $407,119 (2003 - $509,290) was owed to October Sun. Of this balance, up to $400,000 (2003 - $400,000) is covered by way of a convertible note which bears interest at 6% and may be converted into units at the lower of $0.25 per unit or the then market on the date of conversion until December 31, 2004. At April 30, 2003 and 2004, October Sun waived all rights to the interest for the year. Each unit is to consist of one common share of the Company and a warrant to purchase an additional common share at 133% of the unit price for one year following the date of conversion. Any shares issued on conversion shall carry with them registration rights. The balances of funds owed are without interest or stated terms of repayment.

      (e) Included in 2003 exploration costs is $57,230 related to an officer who was acting in the Company's exploration programs. This same officer also received $28,770 in management fees. As at April 30, 2003 a total of $33,200 was due to this officer. During the year ended April 30, 2004 $30,000 of this amount was settled by the officer exercising an option to acquire 300,000 common shares. During the year ended April 30, 2004 this officer was paid management fees of $54,857 which includes $30,000 paid by way of issuing him an additional 300,000 common shares. During September, 2003 this officer resigned his position with the Company and no amounts were owed to him.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)
--------------------------------------------------------------------------------


11.   RELATED PARTY TRANSACTIONS (Continued)

      (f) The Company accrued fees of $3,271 in 2003 to a director and officer, which are included in advertising and promotion expenses which were written off during 2004.

      (g) United Corporate Advisors ("UCA") is related to the Company by way of common directors. As of April 30, 2004, $232,188 (2003 - $232,191) was owed to UCA and included in due to related parties. Of this balance, $195,000 is covered by way of a convertible note which bears interest at 6% and may be converted into units at the lower of $0.25 per unit or the then market at the date of conversion until December 31, 2004. At April 30, 2003 and 2004, UCA waived all rights to the interest for the year. Each unit is to consist of one common share of the Company and a warrant to purchase an additional common share at 133% of the unit price for one year following the date of conversion. Any shares issued on conversion shall carry with them registration rights. The balance of funds owed are without interest or stated terms of repayment.

      (h) Included in consulting expenses is $39,100 pertaining to 230,000 shares issued to directors of the Company under the 2003b Plan.

12.   COMPREHENSIVE LOSS

            -----------------------------------------------------------------------------------------------
                                                               2004                2003            2002
            -----------------------------------------------------------------------------------------------
            Net loss                                      $(1,581,054)        $(2,289,124)      $(352,708)
            Other comprehensive income (loss)                 (37,014)            (79,340)             256
            -----------------------------------------------------------------------------------------------

                                                         $ (1,618,068)        $(2,368,464)      $(352,452)
            -----------------------------------------------------------------------------------------------

13.   INCOME TAXES

      A deferred tax asset approximating $1,360,000 stemming from the Company's net operating loss carry forward, has been reduced by a valuation allowance to $Nil due to uncertainties regarding the utilization of the deferred assets.

      At April 30, 2004, Uranium Power Corporation has available a net operating loss carry forward of approximately $2,372,000 (2003 - $1,305,000) which it may use to offset future United States federal taxable income. The net operating loss carry forward if not utilized, will begin to expire in 2017.

      Anhydride Canada has net operating losses of approximately  $470,000 (2003
      - $433,000) which may be applied against future taxable income generated in Canada which begin to expire in 2009. Anhydride Canada also has a total of $1,129,000 (2003 - $1,129,000) in pooled Canadian exploration expenditures which may be carried forward indefinitely and applied against future taxable income.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)
--------------------------------------------------------------------------------

14.   FARMOUT AGREEMENTS

      During the year ended April 30, 2003, the Company entered into the following Farmout and or exploration agreement (the "Farmout Agreements") as follows:

      (a)   Anhydride Petroleum Limited Partnership (the "Limited Partnership")

            The Company entered into two Farmout Agreements, on essentially the same terms with the Limited Partnership with respect to the Athabasca and Firebag Prospects. Under the terms of the Farmout Agreements the Limited Partnership will earn a 1% working interest in a Prospect for each $54,000 CDN incurred in exploration expenditures on that Prospect, up to a maximum of a combined 25% working interest, both before and after payout, subject to royalty interests. Anhydride Canada is the operator under each of the Farmout Agreements.

            Under the terms of each of the Farmout Agreements, following earn-in of an interest, including a fractional interest, in a Prospect, the Limited Partnership will be entitled to approve all further work carried out on the Prospect, which consent may be unreasonably withheld.

            Under the Farmout Agreements, the Limited Partnership agreed to grant the Company a call option (the "Working Interest Call Option") under which the Company may purchase the working interests earned by the Limited Partnership in the Prospects in consideration for paying a predetermined purchase amount. The purchase amount comprises a base amount and a performance amount where the base amount is equal to 130% of the incurred earn-in expenditures of the Partnership paid in shares of the Company, with such shares valued at the average five day closing price at the time the call option is exercised. The shares to be issued by the Company will be restricted securities in the United States and be subject to resale restrictions in the United States and Canada.

            Under the terms of the call option, however, the Company has granted the Partnership certain registration rights, under which the Company will file a registration statement with the Securities and Exchange Commission (the "SEC") in the United States registering the shares for sale (the "Call Option Registration Rights"). The performance amount will initially be $Nil. For every 90-day period following the exercise of the call option that expires without a registration statement being filed, the performance amount is increased by 20% of the incurred earn-in expenditures of the Partnership paid-in shares of the Company. The Performance Amount will be paid, as earned, in shares of the Company with such shares valued at the average five day closing price at the time the respective performance amount is earned. On the sooner of the registration statement becoming effective or the shares issued on exercise of the call option otherwise becoming free of resale restrictions, the Performance Amount shall cease to accrue and no further shares of the Company will be payable.

            As consideration for granting of the call option in respect of the working interests in the Prospects, the Company has agreed to issue 1,500,000 transferable warrants to the Limited Partnership whereby it may acquire up to 750,000 common shares exercisable at a price of $0.50 per share for a period of one year ending July 11, 2003. The warrants will vest in proportion to the working interest earned in the Athabasca Prospect and Firebag Prospects, for each 1% working interest earned in a Prospect warrants to acquire 30,000 common shares of the Company will vest and be immediately exercisable. The shares issued on exercise of the warrants will be subject to resale restrictions.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)
--------------------------------------------------------------------------------


14.   FARMOUT AGREEMENTS (Continued)

            The Company subsequently amended the terms of the exploration agreements whereby the number of shares to be issued pursuant to the warrants was increased to 1,500,000 and the price per share issued was lowered to $0.25 per share. The rate at which the Limited Partnership shall earn a 1% working interest was increased to $60,000 CDN. The Company also agreed to pay costs associated with the start-up of the Limited Partnership.

            Based on the Limited Partnerships exploration expenditures of $483,000 CDN as at April 30, 2003 they were entitled to warrants to acquire 483,000 common shares at $0.25 per share, which subsequently expired.

            Also subsequent to year end, the Company agreed to acquire the interests of the Limited Partnership for 3,220,000 common shares of the Company, which have yet to be issued.

      (b)   Other joint venture partners

            The Company entered into four exploration agreements (the "Exploration Agreements"), pursuant to which $266,310 ($410,000 CDN) was advanced for exploration on the Athabasca Prospect. In consideration thereof the Company earned a working interest in the Athabasca Prospect.

            Pursuant to the Exploration Agreements the Company acquired an option to acquire their working interests back on terms similar to those granted by the Limited Partnership. In exchange for acquiring the options the Company has agreed to issue warrants to purchase up to 410,000 common shares at an exercise price of $0.25 per share which expired unexercised during the year ended April 30, 2004.

      (c)   PNG Ventures, Inc. ("PNGV")

            Pursuant to a letter agreement PNGV had advanced a total of $214,821 ($330,730 CDN) for exploration on the Athabasca Prospect and has earned a working interest in both the Athabasca and Firebag Prospects.

15.   EARTH ENERGY LICENCE AGREEMENT

ON AUGUST 12, 2003, THE COMPANY BECAME PARTY TO AN EXCLUSIVE LICENSE AGREEMENT FOR CANADA, CENTRAL AND SOUTH AMERICA WITH EARTH ENERGY RESOURCES LTD. ("EARTH ENERGY") AND WEST PEAK VENTURES OF CANADA LTD. ("WEST PEAK") FOR THE USE OF EARTH ENERGY'S PROPRIETARY CATALYTIC PROCESS. THE PROCESS INCLUDES A PROPRIETARY CATALYST IN CONJUNCTION WITH PROCESSING EQUIPMENT TO SEPARATE HYDROCARBONS FROM SAND, SHALE OR OIL. UNDER THE TERMS OF THE UNDERLYING LICENSE AGREEMENT WITH EARTH ENERGY, THE COMPANY WILL PAY $375,799 ($500,000 CDN) BY 2005, SUBJECT TO CERTAIN CONDITIONS, OF WHICH IT HAS PAID $106,508 ($150,000 CDN). THE COMPANY WILL ALSO PAY A ROYALTY OF 5% AND WILL PURCHASE CATALYST AND PROCESSING EQUIPMENT FROM EARTH ENERGY RESOURCES LTD. FOR COST PLUS 25%. THE CENTRAL AND SOUTH AMERICAN LICENSE AGREEMENT IS A THREE-YEAR OPTION ON THE SAME TERMS WITH THE EXCEPTION THAT THE LICENSE FEE IS A ONE-TIME PAYMENT OF $500,000 US.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)
--------------------------------------------------------------------------------


16.   CONTINGENCY

      In a statement of claim filed against Anhydride Canada and others, the plaintiffs claim they owned a 63.3% interest in the 7-32 well on the Athabasca prospect. The claim also seeks general damages of $5,000,000 CDN from the defendants as well as monetary and special damages as determined by the court. A statement of defence was filed by Anhydride Canada, but given that the property has been written off it will not be actively pursued. Since filing of the statement of defense in April 2003, no further action has been taken by the plaintiff. The Company believes the claim is frivolous and without merit and as such no amount has been accrued by the Company at April 30, 2003 and 2004.

17.   CONVERTIBLE DEBENTURE

      During the period the Company issued $1,000,000 of 6% secured convertible debentures, which mature June 1, 2004 and are still outstanding. These debentures are secured by a general security agreement over all of the Company's property. The debentures are convertible into common shares at the lower of 70% of the five-day average closing price of the Company's common shares or $0.45 per share, provided that while the debentures are in good standing the conversion price will not be below $0.15 per share. This resulted in a non-cash financing expense to the Company of $204,705. The Company also issued to the debenture holders 2,666,666 warrants to purchase the same amount of common shares. Included in non-cash financing expense is $259,893 reflecting the beneficial conversion of the warrants.

      The Company has granted the holders of the debentures registration rights on the underlying common shares. The registration rights agreement calls for the Company for the underlying shares to be registered by May 29, 2004. To date, the Company has not completed the registration of the underlying shares. Pursuant to the registration rights agreement the Company is subject to a 2% penalty every thirty days the registration statement is late and failure to file may cause the debentures to be in default and due immediately. The debentures also require that the holders of the debentures agree to the issuance of shares in certain instances. The Company may redeem the convertible notes at a redemption price of 110% of the principal plus interest.

18.   INVESTMENT IN ENERGY 51 INC.

      On April 7, 2004, the Company entered into an equity participation and farmout agreement with Energy 51 Inc. ("Energy 51") pursuant to this agreement the Company purchased 750,000 common shares of Energy 51 representing 15.625% of its issued and outstanding share capital for $152,800 ($200,000 CDN). Energy 51 is a privately held Alberta company engaged in the exploration and development of oil and gas primarily in Alberta. The agreement grants the Company the right to purchase a further 375,000 common shares for $72,939 ($100,000 CDN) to bring its interest in Energy 51 to 20.8% which the Company exercised subsequent to April 30, 2004. The Company also has the right to purchase a further 375,000 common shares for $72,939 ($100,000 CDN) on or before October 1, 2004. As part of this agreement the Company has to be offered the right to participate on all prospects generated by Energy 51 until April 1, 2006. The Company has also agreed on a best efforts basis to provide up to $364,697 ($500,000
      CDN) to Energy 51 for oilfield work to be done by Energy 51 on or before October 1, 2004. After October 1, 2004 the Company may elect to convert the working capital loan into up to 1,058,825 common shares or into a term loan due in two years with a 100% return.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)
--------------------------------------------------------------------------------


19.   COMMITMENT

      THE COMPANY OCCUPIES LEASED PREMISES IN VANCOUVER, CANADA UNDER THE TERMS OF A LEASE EXPIRING JANUARY 31, 2006. ANNUAL RENTAL PAYMENTS ARE $14,025 ($19,228 CDN).

20.   SUBSEQUENT EVENTS

                   SUBSEQUENT TO APRIL 30, 2004, THE COMPANY:

      (A) ISSUED 600,000 OPTIONS WHICH WERE EXERCISED FOR CASH PROCEEDS OF $240,000 (NOTE 7);


      (B)   ACQUIRED AN ADDITIONAL 375,000 COMMON SHARES OF ENERGY 51 INC. (NOTE
            18); AND


      (C) HAS AN AGREEMENT TO ACQUIRE THE FIREBAG, SASKATCHEWAN PROSPECT COVERING APPROXIMATELY 2,000 SQUARE MILES IN NORTH WESTERN SASKATCHEWAN ALONG THE ALBERTA BORDER. THE PROSPECTIVE LANDS HOST FORT MCMURRAY AND WABISKAW PALO CHANNEL ZONES CONTAINING ATHABASCA OIL SANDS. CURRENTLY, THE COMPANY HAS AN AGREEMENT, SUBJECT TO CERTAIN CONDITIONS, TO PURCHASE A 51% INTEREST IN THE PROSPECT FOR $83,900 ($115,000 CDN), THREE MILLION COMMON SHARES AND A $0.12 PER BARREL ROYALTY. THE COMPANY HAS ALSO REACHED AN AGREEMENT IN PRINCIPLE, WITH A NON-RELATED PARTY, TO PURCHASE THE REMAINING 49% INTEREST IN THE PROSPECT FOR $729,400 ($1 MILLION CDN) AND A 2.5% GROSS OVERRIDING ROYALTY, SUBJECT TO CERTAIN CONDITIONS BEING MET.

                         MANAGEMENT'S RESPONSIBILITY FOR
                              FINANCIAL STATEMENTS

The accompanying financial statements of WESTERN PETROCHEMICALS CORP. have been prepared by the Company's management in accordance with accounting principles generally accepted in the United States of America and necessarily include some amounts based on informed judgement and management estimates.

To assist management in fulfilling its responsibilities, a system of internal controls has been established to provide reasonable assurance that the financial statements are accurate and reliable and that assets are safeguarded.

The board of directors has reviewed and approved these financial statements.

These  financial  statements  have been  examined by the  independent  auditors,
PANNELL  KERR  FORSTER,  Vancouver,   Canada,  and  their  report  is  presented
separately.

             /S/ TODD MONTGOMERY
             -------------------
             TODD MONTGOMERY
             PRESIDENT AND DIRECTOR

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
WESTERN PETROCHEMICALS CORP.

We have audited the balance sheets of WESTERN PETROCHEMICALS CORP. (an Exploration Stage Company) as at APRIL 30, 2004 AND 2003 and the statements of operations and deficit and cash flows for the years ended April 30, 2004, 2003 and 2002 and from the date of inception (October 22, 1999) to April 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company (An Exploration Stage Company) as at APRIL 30, 2004 AND 2003 and the results of its operations and its cash flows for the years ended April 30, 2004, 2003, 2002 and for the period from inception (October 22, 1999) to April 30, 2004 in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company has not generated any revenues since inception and needs to obtain financing to accomplish its business plan. These factors raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


"Pannell Kerr Forster"

July 16, 2004

Vancouver, British Columbia
Independent Registered Public Accounting Firm

                          WESTERN PETROCHEMICALS CORP.
                         (AN EXPLORATION STAGE COMPANY)
                                 BALANCE SHEETS
                         AS AT APRIL 30, 2004 AND 2003
                          STATED IN UNITED STATES FUNDS

--------------------------------------------------------------------------------

                                     ASSETS

                                                                   2004             2003
                                                               -----------      -----------
CURRENT ASSETS
        Cash                                                   $    12,304      $     4,318
        Accounts receivable                                         76,398           76,720
        Deposits                                                       365              347
        Shareholders' advance                                           --           58,905
                                                               ----------------------------

TOTAL CURRENT ASSESTS                                               89,067          140,290

EQUIPMENT (Note 3)                                                  45,651           61,961
ASSETS HELD IN TRUST                                                11,611               --
                                                               ----------------------------


TOTAL ASSETS                                                   $   146,329      $   202,251
                                                               ============================

                                   LIABILITIES

CURRENT LIABILITIES
        Notes payable                                          $    25,540      $    13,866
        Accounts payable and accrued liabilities                   861,115          833,805
                                                               ----------------------------
TOTAL CURRENT LIABILITIES                                          886,655          847,671

SHAREHOLDERS' LOAN (Note 4)                                        103,080               --
LIABILITY FOR ASSETS HELD IN TRUST                                  11,611               --
                                                               ----------------------------

TOTAL LIABILITIES                                                1,001,346          847,671
                                                               ----------------------------


                              STOCKHOLDERS' DEFICIT

CAPITAL STOCK
  Authorized an unlimited amount of class A common shares
  Issued 22,252925 class A common shares for 2004 and 2003         712,343          712,343
CUMULATIVE TRANSLATION ADJUSTMENT                                 (102,094)         (71,962)
RETAINED EARNINGS (DEFICIT)                                     (1,465,266)      (1,285,801)
                                                               ----------------------------

TOTAL STOCKHOLDERS' DEFICIT                                       (855,017)        (645,420)
                                                               ----------------------------

TOTAL LIABILITIES AND STOCKHOLDERS DEFICIT                     $   146,329      $   202,251
                                                               ============================

SEE NOTES TO THE FINANCIAL STATEMENTS

                          WESTERN PETROCHEMICALS CORP.
                         (AN EXPLORATION STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' DEFICIT
             FROM INCEPTION (OCTOBER 22, 1999) TO APRIL 30, 2001 AND
                FOR THE YEARS ENDED APRIL 30, 2002, 2003 AND 2004
                          STATED IN UNITED STATES FUNDS
--------------------------------------------------------------------------------

                                                                  Translation
                                No. of Shares      Amount          Adjustment        Deficit           Total
                                -------------    -----------      -----------      -----------      -----------
Inception
 October 22, 1999
 to April 30, 2001                         1     $         1      $        --      $    (3,813)     $    (3,812)
  Shares issued for cash           1,629,999         215,807               --               --          215,807
  Shares issued for property      16,000,000          25,555               --               --           25,555
  Income tax recovery                     --         (43,610)              --               --          (43,610)
  Translation adjustment                  --              --            1,608               --            1,608
  Net loss                                --              --               --         (488,593)        (488,593)
                                 -----------     -----------      -----------      -----------      -----------
April 30, 2002                    17,630,000         197,753            1,608         (492,406)        (293,045)
  Shares issued for cash           4,622,925         618,172          618,172
  Income tax recovery                     --        (103,582)              --               --         (103,582)
  Translation adjustment                  --              --          (73,570)              --          (73,570)
  Net loss                                --              --               --         (793,395)        (793,395)
                                 -----------     -----------      -----------      -----------      -----------
April 30, 2003                    22,252,925         712,343          (71,962)      (1,285,801)        (645,420)
  Net loss                                --              --          (30,132)        (179,465)        (209,597)
                                 -----------     -----------      -----------      -----------      -----------
April 30, 2004                    22,252,925     $   712,343      $  (102,094)     $(1,465,266)     $  (855,017)
                                 ===========     ===========      ===========      ===========      ===========

SEE NOTES TO THE FINANCIAL STATEMENTS

                          WESTERN PETROCHEMICALS CORP.
                         (AN EXPLORATION STAGE COMPANY)
                STATEMENT OF OPERATIONS AND STOCKHOLDERS' DEFICIT
               FOR THE YEARS ENDED APRIL 30, 2004, 2003, 2002 AND
               FROM INCEPTION (OCTOBER 22, 1999) TO APRIL 30, 2004
                          STATED IN UNITED STATES FUNDS
--------------------------------------------------------------------------------

                                                                                  FROM INCEPTION
                                                                                 OCTOBER 22, 1999
                                                                                        TO
                                   2004             2003             2002         APRIL 30, 2004
                                -----------      -----------      -----------     --------------
Expenses
  Exploration costs             $   145,936      $   857,529      $   518,061      $ 1,525,339
  Amortization                       19,984           10,608              173           30,765
  Interest and bank charges           1,662            1,247              363            3,272
  Miscellaneous                         112              586              297              995
  Office and general                  2,657            9,325            2,692           14,674
  Professional fees                   9,114           17,682           10,617           37,413
                                -----------      -----------      -----------      -----------

Loss before income taxes           (179,465)        (896,977)        (532,203)      (1,612,458)

Income tax recovery                      --          103,582           43,610          147,192
                                -----------      -----------      -----------      -----------

NET LOSS                        $  (179,465)     $  (793,395)     $  (488,593)     $(1,465,266)
                                ===========      ===========      ===========      ===========

SEE NOTES TO THE FINANCIAL STATEMENTS

                          WESTERN PETROCHEMICALS CORP.
                         (AN EXPLORATION STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
               FOR THE YEARS ENDED APRIL 30, 2004, 2003, 2002 AND
               FROM INCEPTION (OCTOBER 22, 1999) TO APRIL 30, 2004
                          STATED IN UNITED STATES FUNDS

                                                                                                   FROM INCEPTION
                                                                                                  OCTOBER 22, 1999
                                                                                                        TO
                                                    2004             2003            2002         APRIL 30, 2004
                                                -----------      -----------      -----------     --------------
CASH PROVIDED BY (USED IN)
  OPERATING ACTIVITES:
    Net loss                                    $  (179,465)     $  (793,395)     $  (488,593)     $(1,465,266)
    Items not involving cash:
      Amortization                                   19,984           10,608              173           30,765
      Income tax recovery                                --         (103,582)         (43,610)        (147,192)
      Shares issued for properties                       --               --           25,555           25,555
                                                -----------      -----------      -----------      -----------
                                                   (159,481)        (886,369)        (506,475)      (1,556,138)
    Non-cash operating working
     capital                                         86,521          438,430          255,593          784,356
                                                -----------      -----------      -----------      -----------
Total cash used in operating activities             (72,960)        (447,939)        (250,882)        (771,782)
                                                -----------      -----------      -----------      -----------

CASH (USED IN) INVESTING
  ACTIVITIES
    Purchase of equipment                            (3,674)         (71,587)          (1,157)         (76,418)
                                                -----------      -----------      -----------      -----------

CASH PROVIDED BY (USED IN)
 FINANCING ACTIVITIES
   Due to  bank                                          --          (34,624)          34,624               --
   Proceeds from note payable                        25,540           13,866               --           39,406
   Repayment of note payable                        (13,866)              --               --          (13,866)
   Increase in shareholders' loan                   103,080               --               --          103,080
   Capital stock issuance                                --          618,172          215,807          833,980
                                                -----------      -----------      -----------      -----------
Total cash provided by financing activities         114,754          597,414          250,431          962,600
                                                -----------      -----------      -----------      -----------

CURRENCY TRANSLATION
 ADJUSTMENT                                         (30,132)         (73,570)           1,608         (102,094)
                                                -----------      -----------      -----------      -----------

INCREASE  IN CASH                                     7,988            4,318               --

CASH - BEGINNING OF YEAR                              4,318               --               --               --
                                                -----------      -----------      -----------

CASH - END OF YEAR                              $    12,306      $     4,318      $        --      $    12,306
                                                ===========      ===========      ===========      ===========


SEE NOTES TO THE FINANCIAL STATEMENTS

                          WESTERN PETROCHEMICALS CORP.
                         (AN EXPLORATION STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED APRIL 30, 2004 AND 2003
                          STATED IN UNITED STATES FUNDS


1.    GOING CONCERN AND NATURE OF OPERATIONS

      The accompanying financial statements have been prepared on the basis of accounting principles applicable to a going concern which contemplates the realization of assets and extinguishment of liabilities in the normal course of business. The Company has incurred losses during the period from inception, October 22, 1999, to April 30, 2004 of $1,465,266.

      The Company requires financing to fund its future operations and will attempt to meet its ongoing liabilities as they fall due through the sale of equity securities and/or debt financing. There can be no assurance that the Company will be able to raise the necessary financing to continue in operation or meet its liabilities as they fall due or be successful in achieving profitability from its planned principle operations. Should the Company be unable to realize the carrying value of its assets or discharge its liabilities in the normal course of business, the Company may not be able to remain in operation and the net realizable value of its assets may be materially less than the amounts recorded on the balance sheet.

      The Company was incorporated during 1999 under the Business Corporations Act of the Province of Alberta. The Company is engaged in the business of oil and natural gas exploration and acquisition, primarily as it pertains to oil shale deposits. The Company is exploring the oil shale deposits on, approximately, 700,000 acres under permits, from the Saskatchewan Government, in the Pasquia Hills area of northern Saskatchewan. These permits were acquired from a director and officer of the Company for 16,000,000 common shares.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America which require management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known. The financial statements reflect the following policies:

      EXPLORATION STAGE EXPENDITURES

      The Company expenses all expenditures for exploration of properties as they are incurred where the properties do not have proven reserves.

      AMORTIZATION OF NON-RESOURCE ASSETS

      Equipment is recorded at cost less accumulated amortization. Amortization is provided on the diminishing balance basis over the estimated useful life of the assets at the following annual rates:

                        Equipment                               30%

                          WESTERN PETROCHEMICALS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED APRIL 30, 2004 AND 2003
                          STATED IN UNITED STATES FUNDS


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES; CONTINUED

      FOREIGN CURRENCY TRANSLATION

      The Company's operations are conducted principally in Canada, hence the Canadian dollar is the functional currency which is translated into U. S. dollars for reporting purposes as follows:

      (i) Assets and liabilities at the rate of exchange in effect as at the balance sheet date; and,

      (ii) Revenues and expenditures at the average rate of exchange for the year.

      Cumulative gains and losses arising from this translation of foreign currency are included as a separate component of shareholders' deficit.

      FUTURE INCOME TAXES

      Future income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between financial statement carrying amounts and their tax bases. These amounts are measured using enacted tax rates and re-measured annually for rate changes. Future income tax assets are recognized for the benefit of deductions available to be carried forward to future periods for tax purposes, that are likely to be realized. Future income tax assets are re-assessed each year to determine if a valuation allowance is required. Any effect of the re-measurement or re-assessment is recognized in the period of change.

3.    EQUIPMENT

                                           2004                         2003
        ------------------------------------------------------------------------
                                        ACCUMULATED    NET BOOK       NET BOOK
                               COST    AMORTIZATION      VALUE         VALUE
        ------------------------------------------------------------------------
        Equipment            $77,120      $31,469       $45,651      $61,961
        ------------------------------------------------------------------------


4.    SHAREHOLDERS' LOAN

      The loans are non-interest bearing and have no specific terms of repayment.

5.    FINANCIAL INSTRUMENTS

      The Company's recognized financial instruments consist of accounts receivable and accounts payable and accrued liabilities. The fair value of these items approximate their carrying values given the short term nature of the amounts.

      The Company is not exposed to significant interest rate risk.

                          WESTERN PETROCHEMICALS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED APRIL 30, 2004 AND 2003
                          STATED IN UNITED STATES FUNDS


6.    CREDIT RISK

      The Company is not exposed to significant credit risk.

      The Company does not have a significant exposure to any individual customer or counterpart. Its accounts receivable are mainly from the government for GST input tax credits.

7.    INCOME TAXES

      The Company has losses for Canadian income tax purposes, which maybe deducted in future years against income from operations. These losses approximate $1,612,400, however, as a means of financing its exploration activities the Company has renounced to investors $709,000 of this amount. Therefore, the net tax losses available to the Company to be deducted from future income are $903,400. These losses expire as follows as to $3,800 in 2008, $316,400 in 2009, $403,800 in 2010 and $179,400 in 2011.

8.    FLOW-THROUGH COMMON SHARES

      The Company financed a portion of its exploration programs with flow-through common shares. Income tax deductions relating to these expenditures (note 7) are claimable only by the investors. Proceeds from these share issuances are credited to capital stock. The related income tax reductions are charged to capital stock with a corresponding credit to exploration expenditures.

9.    SUBSEQUENT EVENT

      Ownership of the Company is being acquired by an unrelated corporation, Uranium Power Corporation, a Colorado corporation, engaged in resource property acquisitions and exploration.



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